UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 30, 2009
SEARCHMEDIA HOLDINGS LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	001-33800	26-4540870

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4B, Ying Long Building,
1358 Yan An Road West, Shanghai
People’s Republic of China	200052

(Address of Principal Executive Offices)	(Zip Code)
(86-21) 5169 0552

(Registrant’s Telephone Number, Including Area Code)
ID ARIZONA CORP.
1105 N. Market Street, Suite 1300
Wilmington, Delaware 19801

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.01. Completion of Acquisition or Disposition of Assets
Item 1. Business
Item 1A. Risk Factors
Item 2. Financial Information
Item 3. Properties
Item 4. Security Ownership of Certain Beneficial Owners and Management
Item 5. Directors and Executive Officers
Item 6. Executive Compensation
Item 7. Certain Relationships and Related Transactions, and Director Independence
Item 8. Legal Proceedings
Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters
Item 10. Recent Sales of Unregistered Securities
Item 11. Description of Registrant’s Securities to Be Registered
Item 12. Indemnification of Directors and Officers
Item 13. Financial Statements and Supplementary Data
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
Item 15. Financial Statements and Exhibits
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02. Unregistered Sales of Equity Securities
Item 3.03. Material Modification to Rights of Security Holders
Item 5.01. Changes in Control of Registrant
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 5.06. Change in Shell Company Status
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.5
EX-3.3
EX-10.13
EX-99.2

Item 1.01. Entry into a Material Definitive Agreement.
          On October 30, 2009, Ideation Acquisition Corp., a Delaware corporation (“Ideation”), entered into an amendment, referred to herein as the fourth amendment, to the Agreement and Plan of Merger, Conversion and Share Exchange, dated as of March 31, 2009, as amended, by and among Ideation, ID Arizona Corp., an Arizona corporation and wholly owned subsidiary of Ideation (“ID Arizona”), SearchMedia International Limited, an exempted company incorporated with limited liability in the Cayman Islands (“SM Cayman” or “SearchMedia”), the subsidiaries of SM Cayman, and Shanghai Jingli Advertising Co., Ltd. (“Jingli Shanghai,” and together with SM Cayman and its subsidiaries, the “SearchMedia entities” or “SM entities”), and certain shareholders and warrantholders of SM Cayman, among others, referred to herein as the share exchange agreement. The fourth amendment was entered into with the SM Cayman shareholders’ representatives and amends the share exchange agreement to revise certain provisions of the memorandum and articles of ID Cayman, as defined below, following the closing of the business combination to provide for Co-Chairmen of the board of directors and to eliminate certain rights of the Chairman of the board of directors to cast an additional vote in the event the board of directors becomes deadlocked with respect to any matter. The Co-Chairmen of the board as of the closing were Qinying Liu and Robert Fried. The fourth amendment also made a correction to the number of ordinary shares of SM Cayman into which the preferred shares of SM Cayman would convert pursuant to the preferred conversion. A copy of the fourth amendment is attached hereto as Exhibit 2.5 and is incorporated herein by reference.
          On October 30, 2009, Ideation completed a redomestication that resulted in holders of Ideation securities holding securities in SearchMedia Holdings Limited, a Cayman Islands exempted company (“ID Cayman” or the “Company”), pursuant to the share exchange agreement. The share exchange agreement provided for two primary transactions: (1) the redomestication of Ideation from a Delaware corporation to a Cayman Islands exempted company and (2) the business combination between ID Cayman and SM Cayman, after which SM Cayman became a wholly owned subsidiary of ID Cayman.
          The redomestication of Ideation involved two steps. First, Ideation effected a merger pursuant to Section 253 of the General Corporation Law of the State of Delaware and Section 10-1107 of the Arizona Revised Statutes in which Ideation merged with and into ID Arizona with ID Arizona surviving the merger. Second, after the merger, ID Arizona became a Cayman Islands exempted company pursuant to a conversion and continuation procedure under Arizona and Cayman Islands law.
          Immediately after the redomestication, ID Cayman completed the acquisition of all the issued and outstanding shares and warrants of SM Cayman, and SM Cayman security holders, including certain SM Cayman noteholders and warrantholders, received ordinary shares, or securities exercisable or exchangeable for ordinary shares, of ID Cayman.
          As a consequence of the merger of Ideation and ID Arizona and the conversion and continuation of ID Arizona into ID Cayman, ID Cayman succeeded to a number of definitive agreements entered into by Ideation, including the agreements governing the warrants issued by Ideation, among other agreements. Each of these agreements has been previously filed by Ideation as an exhibit to its periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.
          In connection with the business combination, ID Cayman entered into a Voting Agreement with certain shareholders and security holders of ID Cayman. A description of the Voting Agreement is contained in the proxy statement/prospectus filed with the Securities and Exchange Commission on October 5, 2009 (the “Proxy Statement/Prospectus”) under the section titled “Certain Agreements Relating to the Business Combination – Voting Agreement,” which section is incorporated herein by reference. A copy of the form of voting agreement is included as Annex F to the Proxy Statement/Prospectus.
          In connection with the business combination, ID Cayman entered into a Registration Rights Agreement with certain shareholders and warrantholders of ID Cayman and the converting SM Cayman noteholders. A description of the Registration Rights Agreement is contained in the Proxy Statement/Prospectus under the section titled “Certain Agreements Relating to the Business Combination – Registration Rights Agreement,” which section is incorporated herein by reference. A copy of the form of registration rights agreement is included as Annex H to the Proxy Statement/Prospectus.
          In addition, the following provides an update to the Proxy Statement/Prospectus section titled “Certain Agreements Relating to the Business Combination – Registration Rights Agreement.” All page references below refer to the Proxy Statement/Prospectus.
•	The first sentence on page 139 reads as follows: “At the closing of the business combination, ID Cayman and certain of the SM Cayman shareholders and warrantholders will enter into a registration rights agreement pursuant to which such SM Cayman shareholders and warrantholders will be entitled to registration rights for any ID Cayman ordinary shares received by them in connection with the business combination (including any ordinary shares issued to them upon exercise of warrants of ID Cayman).”

This sentence is amended and restated in its entirety with the following: “At the closing of the business combination, ID Cayman and certain of the SM Cayman shareholders and warrantholders and holders of SM Cayman interim notes will enter into a registration rights agreement pursuant to which such SM Cayman shareholders and warrantholders will be entitled to registration rights for any ID Cayman ordinary shares received by them in connection with the business combination (including any ordinary shares issued to them upon exercise of warrants of ID Cayman).”

•	The third sentence on page 139 reads as follows: “Pursuant to the registration rights agreement, SM Cayman shareholders and warrantholders holding at least 50% of the outstanding registrable securities are entitled to demand that ID Cayman register the ordinary shares held by the SM Cayman shareholders and warrantholders who have registration rights.”

This sentence is amended and restated in its entirety with the following: “Pursuant to the registration rights agreement, SM Cayman shareholders and warrantholders and holders of SM Cayman interim notes holding at least 37% of the outstanding registrable securities are entitled to demand that ID Cayman register the ordinary shares held by the SM Cayman shareholders and warrantholders who have registration rights.”
          A copy of the Proxy Statement/Prospectus is included as Exhibit 99.1 and is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Completion of the Redomestication
     On October 30, 2009, the redomestication of Ideation from Delaware to the Cayman Islands was completed. As a result of the redomestication:
•	Holders of Ideation units received one ID Arizona unit for each Ideation unit held at the time of the merger, which, upon the conversion and continuation of ID Arizona to the Cayman Islands, resulted in such holders holding one ID Cayman unit for each ID Arizona unit held at the time of the conversion.

•	Holders of Ideation common stock received one share of ID Arizona common stock for each share of Ideation common stock held at the time of the merger, which, upon the conversion and continuation of ID Arizona to the Cayman Islands, resulted in such holders holding one ID Cayman ordinary share for each share of ID Arizona common stock held at the time of the conversion.

•	Holders of Ideation warrants received one ID Arizona warrant for each Ideation warrant held at the time of the merger, which, upon the conversion and continuation of ID Arizona to the Cayman Islands, resulted in such holders holding one ID Cayman warrant for each ID Arizona warrant held at the time of the conversion.

•	Holders of the Ideation option to purchase 500,000 units, consisting of 500,000 shares of common stock and 500,000 warrants, received one ID Arizona option to purchase 500,000 units, consisting of 500,000 shares of common stock and 500,000 warrants, which, upon the conversion and continuation of ID Arizona to the Cayman Islands, resulted in such holders holding one ID Cayman option to purchase 500,000 units, consisting of 500,000 ordinary shares and 500,000 warrants of ID Cayman.
     The ID Arizona and ID Cayman securities have the same terms as the Ideation securities for which they were exchanged. However, the rights of shareholders under Cayman Islands law may differ from those under Delaware law. A comparison of the rights of stockholders under Delaware and Cayman Islands law is included in the Proxy Statement/Prospectus under the section titled “The Redomestication Proposal — Differences of Stockholder Rights,” which section is incorporated herein by reference.
Completion of the Business Combination
          On October 30, 2009, ID Cayman completed the acquisition of all issued and outstanding shares and warrants of SM Cayman, and SM Cayman security holders, including certain SM Cayman noteholders and warrantholders, received ordinary shares or securities exercisable or exchangeable for ordinary shares of ID Cayman. Also, as a result of the business combination:
•	After giving effect to conversion of the preferred shares of SM Cayman, at closing, ID Cayman acquired 97,474,068 ordinary shares of SM Cayman, representing 100% of SM Cayman shares in issue.

•	SM Cayman shareholders received 6,583,149 ordinary shares of ID Cayman.

•	SM Cayman warrantholders received warrants to purchase 1,519,186 ordinary shares of ID Cayman.

•	SM Cayman option holders received options to purchase 255,570 ordinary shares of ID Cayman.

•	SM Cayman holders of restricted shares and restricted share units, which we refer to as restricted share awards, received 261,177 restricted share awards of ID Cayman.

•	Certain SM Cayman noteholders received 1,712,874 ordinary shares of ID Cayman and warrants to purchase 428,219 ordinary shares of ID Cayman.
          ID Cayman has also agreed to issue to the holders of the outstanding ordinary shares, Series A, Series B and Series C preferred shares and warrants of SM Cayman up to 10,150,352 additional ID Cayman ordinary shares, which we refer to as the earn-out shares, pursuant to an earn-out provision in the share exchange agreement based on the adjusted net income of the combined company for the fiscal year ending December 31, 2009. Holders of any other outstanding preferred shares (if any), share options, or restricted share awards of SM Cayman will not be entitled to receive any of the 10,150,352 earn-out shares, even if these securities are converted into (in the case of preferred shares) or exercised for (in the case of options), ordinary shares of SM Cayman, or vest (in the case of restricted share awards), before the business combination. The 10,150,352 earn-out shares will be issued to the holders of ordinary shares, Series A, Series B and Series C preferred shares and warrants of SM Cayman as follows:
          If ID Cayman’s adjusted net income for the fiscal year ending December 31, 2009 is equal to or greater than $25.7 million, ID Cayman will issue an aggregate number of earn-out shares calculated in accordance with the formula below. If ID Cayman’s adjusted net income for the fiscal year ending December 31, 2009 is equal to or greater than $38.4 million, adjusted net income shall be deemed to be equal to $38.4 million for purposes of the formula.

Earn-out Shares Issued =	(2009 adjusted net income — $25.7 million)	×	10,150,352 shares
$12.7 million
          If on or prior to April 15, 2010 a bona fide definitive agreement is executed and the subsequent consummation of the transactions contemplated by such agreement results in a change of control of ID Cayman, then, regardless of whether the targeted net income threshold has been met, ID Cayman shall issue and deliver all of the earn-out shares to the holders of ordinary shares, Series A, Series B and Series C preferred shares and warrants of SM Cayman, if the change of control is approved by a majority of the independent directors then on the board of directors of ID Cayman or if the acquisition consideration delivered to the shareholders of ID Cayman in the change of control has a value (as determined in good faith by a majority of the independent directors then on the board of directors of ID Cayman) that is equal to at least $11.82 per share on a fully diluted basis (as equitably adjusted for any stock split, combinations, stock dividends, recapitalizations or similar events). Such earn-out share payments shall be issued and delivered promptly after the occurrence of such change of control.
          At Ideation’s special meeting of stockholders held on October 27, 2009, holders of 37,655 shares of common stock of Ideation elected to convert their shares into a pro rata portion of the trust account established in connection with Ideation’s initial public offering and thereafter maintained by Continental Transfer & Trust Co. (the “Trust Account”). The cash for the payment to the Ideation stockholders electing conversion was funded with funds released from the Trust Account. The balance of the funds held in the Trust Account were released to ID Cayman at the closing of the business combination and will be used for transaction expenses, potential acquisitions and operating capital.
          Upon the closing of the business combination, in exchange for open market purchases which satisfied the “sponsor purchase commitment amount,” as defined in the Proxy Statement/Prospectus, Frost Gamma Investments Trust was issued warrants to purchase 105,275 ordinary shares of ID Cayman. The number of warrants issued was determined by multiplying the number of ordinary shares purchased during the sponsor purchase commitment period by 0.25.
          Upon the closing of the business combination, taking into account the conversion of Ideation common stock described above, under the treasury method and using the trust liquidation value per share of $7.8815, the shareholders of SM Cayman own an aggregate of 38.9% of the basic and 37.4% of the fully diluted issued and outstanding shares of ID Cayman. Assuming the maximum number of earn-out shares are issued, the shareholders of SM Cayman would own an aggregate of 59.0% of the basic and 55.5% of the fully diluted issued and outstanding shares of ID Cayman.
          On November 2, 2009, the Company issued a press release announcing the completion of the redomestication and business combination, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
* * * * *
FORM 10 DISCLOSURES
Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as Ideation was immediately before the business combination disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Securities Exchange Act of 1934, as amended. Accordingly, below is the information that would be included in Form 10. Please note that the information provided below relates to the combined company after the business combination.
Further, please note that Item 2.01(f) of Form 8-K states that if any disclosure required by this item is previously reported the registrant may identify the filing in which that disclosure is included instead of including that disclosure in this report. Accordingly, references are made below to the Proxy Statement/Prospectus and the Registration Statement on Form S-4 filed with the SEC on September 30, 2009 (the “Registration Statement”).
Item 1. Business.
          Information about the Company’s business is contained in the Proxy Statement/Prospectus under the section titled “Information About SearchMedia,” which section is incorporated herein by reference.
          In addition, the following provides an update to the Proxy Statement/Prospectus section titled “Information About SearchMedia.” All page references below refer to the Proxy Statement/Prospectus.

•	Each of the first sentence of the second bullet point on page 16, the first sentence of the first bullet point on page 156 and the first sentence of the second bullet point on page 183 reads as follows: “SearchMedia’s network of over 175,000 printed and digital poster frames delivers targeted advertising messages inside elevators to captive audiences in high-rise residential and office buildings in 57 major cities in China.”

This sentence is amended and restated in its entirety with the following on each of the respective pages: “As of October 15, 2009, SearchMedia’s network of over 140,000 printed and digital poster frames delivered targeted advertising messages inside elevators to captive audiences in high-rise residential and office buildings in 54 major cities in China.”

•	The first sentence of the first full paragraph on page 156 reads as follows: “SearchMedia’s multi-platform offerings are cross-marketed by an integrated sales force located in 29 offices across China.”

This sentence is amended and restated in its entirety with the following: “SearchMedia’s multi-platform offerings are cross-marketed by an integrated sales force located in 25 offices across China.”

•	The first sentence of the last full paragraph (not including headings) on page 156 reads as follows: “With a nationwide coverage of 57 cities within 28 provinces throughout China and Hong Kong, SearchMedia is one of the largest operators of out-of-home advertising media networks in China.”

This sentence is amended and restated in its entirety with the following: “With a nationwide coverage of 57 cities within 27 provinces throughout China and Hong Kong, SearchMedia is one of the largest operators of out-of-home advertising media networks in China.”

•	The last sentence of the second full paragraph on page 157 reads as follows: “SearchMedia believes its expansion opportunities, both geographic and in new advertising markets, can be further characterized by low incremental cost and high marginal profit, as it continues to leverage its existing integrated sales team located in 29 offices across 28 provinces, supported by the IT, human resource and administration professionals at its corporate headquarters.”

This sentence is amended and restated in its entirety with the following on each of the respective pages: “SearchMedia believes its expansion opportunities, both geographic and in new advertising markets, can be further characterized by low incremental cost and high marginal profit, as it continues to leverage its existing integrated sales team located in 25 offices in 20 cities across China (including Hong Kong), supported by the IT, human resource and administration professionals at its corporate headquarters.”

•	The first sentence of the first paragraph on page 170 reads as follows: “SearchMedia is headquartered in Shanghai, with 29 offices in 24 cities across China (including Hong Kong, through its wholly owned subsidiary, Ad-Icon).”

This sentence is amended and restated in its entirety with the following: “SearchMedia is headquartered in Shanghai, with 25 offices in 20 cities across China (including Hong Kong, through its wholly owned subsidiary, Ad-Icon).”

•	The first sentence of the first full paragraph on page 171 reads as follows: “SearchMedia installs poster frames primarily on the inside of elevators of modern high-rise buildings in 57 cities across 28 provinces in China and Hong Kong, including Shanghai, Beijing, Guangzhou and Shenzhen.”

This sentence is amended and restated in its entirety with the following: “SearchMedia installs poster frames primarily on the inside of elevators of modern high-rise buildings in 57 cities across 27 provinces in China and Hong Kong, including Shanghai, Beijing, Guangzhou and Shenzhen.”

•	The first sentence of the last paragraph on page 173 reads as follows: “SearchMedia supports its advertising clients with its sales, maintenance and site relationship personnel located in 29 offices in 24 cities in China.”

This sentence is amended and restated in its entirety with the following: “SearchMedia supports its advertising clients with its sales, maintenance and site relationship personnel located in 25 offices in 20 cities in China.”
Item 1A. Risk Factors.
          The risks associated with the Company are contained in the Proxy Statement/Prospectus under the section titled “Risk Factors,” which section is incorporated herein by reference.
Item 2. Financial Information.
          The Company’s selected financial data is contained in the Proxy Statement/Prospectus under the section titled “Selected Summary Historical Financial Information,” which section is incorporated herein by reference.
          Information about the Company’s quantitative and qualitative disclosures about market risk are contained in the Proxy Statement/Prospectus under the section titled “SearchMedia’s Management’s Discussion and Analysis of Financial Condition and Results of Operation – Quantitative and Qualitative Disclosures About Market Risk,” which section is incorporated herein by reference.
          Management’s discussion and analysis of financial condition and results of operation of the Company is contained in the Proxy Statement/Prospectus under the section titled “SearchMedia’s Management’s Discussion and Analysis of Financial Condition and Results of Operation,” which section is incorporated herein by reference.
          In addition, the following provides an update to the Proxy Statement/Prospectus section titled “SearchMedia’s Management’s Discussion and Analysis of Financial Condition and Results of Operation” through June 30, 2009.

	SearchMedia
	For the
	six-month	For the
	period	six-month
	ended	period ended
	June 30,	June 30,
	2008	2009
	($ in thousands)
Advertising service revenues	31,346	44,878
Cost of revenues(1)(2)	(17,427)	(24,567)
Gross profit	13,919	20,311
Operating expenses:
Sales and marketing(1)(2)	(2,869)	(2,350)
General and administrative(2)	(4,602)	(4,582)
Total operating expenses	(7,471)	(6,932)
Income from operations	6,448	13,379
Interest income	(2,599)	(1,179)
Interest expense	119	4
Decrease in fair value of note warrant liability	229	43
Foreign currency exchange loss, net	(40)	—
Income before income taxes	4,157	12,247
Income taxes expenses	(2,149)	(3,350)

Net income	2,008	8,897

	SearchMedia
	For the	For the
	six-month	six-month
	period	period
	ended	ended
	June 30,	June 30,
	2008	2009
	($ in thousands)
(1) Include amortization expenses of intangibles as follows
Cost of revenues	733	1,020
Sales and marketing	662	473
(2) Include share-based compensation expenses as follows
Cost of revenues	27	17
Sales and marketing	31	20
General and administrative	1,024	313
          As of June 30, 2009, unrecognized share-based compensation cost in respect of granted options and restricted share units amounted to $655,000 and $395,000, respectively.
Comparison of SearchMedia’s Consolidated Results of Operations for the six-month period ended June 30, 2009 Against the six-month period ended June 30, 2008
           Revenues.   Revenues increased from $31.3 million for the six-month period ended June 30, 2008 to $44.9 million for six-month period ended June 30, 2009, primarily due to rapid organic growth and acquisitions. Of this $13.6 million increase in revenues, the majority was attributable to the acquisitions and the increased number of contracts entered into with clients. The total number of sales contracts increased from 600 for the six-month period ended June 30, 2008 to 944 for the six-month period ended June 30, 2009. As a result of the challenging business environment and the market downturn during the period, however, the average revenues per contract decreased from $52,000 for the six-month period ended June 30, 2008 to $47,000 for the six-month period ended June 30, 2009.
           Cost of revenues.   Total cost of revenues increased from $17.4 million for the six-month period ended June 30, 2008 to $24.6 million for the six-month period ended June 30, 2009. Costs of revenues for both the periods primarily consisted of leasing cost SearchMedia paid to site owners and managers. The increase of such leasing cost from $14.1 million for the six-month period ended June 30, 2008 to $ 21.3 million for the six-month period ended June 30, 2009 was in line with the increase in revenue.
           Operating expenses.   Total operating expenses decreased from $7.5 million for the six-month period ended June 30, 2008 to $6.9 million for the six-month period ended June 30, 2009:

•	Sales and marketing expenses. Sales and marketing expenses decreased from $2.9 million for the six-month period ended June 30, 2008, to $2.4 million for the six-month period ended June 30, 2009. The decrease was primarily due to decreased promotion and marketing activities in response to the market downturn.

•	General and administrative expenses. General and administrative expenses decreased slightly from $4.60 million for the six-month period ended June 30, 2008, to $4.58 million for the six-month period ended June 30, 2009. The decrease was primarily due to decreased staff costs and corresponding rental expenses as a result of tighter cost controls.
          Interest expense.   Interest expense decreased substantially from $2.6 million for the six-month period ended June 30, 2008 to $1.2 million for the six-month period ended June 30, 2009. The decrease was primarily due to no amortization of discount on the convertible notes incurred during the six-month period ended June 30, 2009.
           Income tax expense.   Income tax expense increased from $2.1 million for the six-month period ended June 30, 2008 to $3.4 million for six-month period ended June 30, 2009. The effective tax rate decreased from 51.7% for the six-month period ended June 30, 2008 to 27.4% for the six-month period ended June 30, 2009, mainly due to decrease of SM Cayman’s administrative and interest expenses which are not deductible for income tax purposes.
          Net income.   As a result of the foregoing, SearchMedia had a net income of $8.9 million for the six-month period ended June 30, 2009, compared to a net income of $2.0 million for the six-month period ended June 30, 2008.
 Liquidity and Capital Resources
          The following table sets forth a summary of SearchMedia’s consolidated cash flows for the periods indicated:

	For the	For the
	six-month	six-month
	period ended	period ended
	June 30, 2008	June 30, 2009
	($ in thousands)
Net cash (used in) / generated from operating activities	(4,342)	1,970
Net cash used in investing activities	(14,023)	(7,375)
Net cash provided by financing activities	23,403	4,006
Net increase / (decrease) in cash	5,153	(1,349)
Cash at beginning of period	6,333	5,715
Cash at end of period	11,486	4,366
Operating Activities
          Net cash generated from operating activities was $2.0 million for the six-month period ended June 30, 2009, and was primarily attributable to (i) net income of $8.9 million, (ii) an increase in accrued expenses and other payables of $5.3 million as a result of increase in business tax and surcharges payable which were in line with SearchMedia’s revenue growth, and an increase in accrued expenses for professional services, and (iii) an increase in income taxes payable as a result of the increase in net income, as partially offset by (x) an increase in accounts receivable balance of $7.0 million as a result of increased sales, and (y) an increase in prepaid expenses, rental deposits and other current assets of $6.0 million as a result of the increase in the number of leasing contracts signed in connection with the network expansion for the period.

          Net cash used in operating activities was $4.3 million for the six-month period ended June 30, 2008, and was primarily attributable to (i) an increase in accounts receivable balance of $9.8 million as a result of increased sales, and (ii) an increase in prepaid expenses, rental deposits and other current assets of $6.1 million as a result of the increase in the number of leasing contracts signed in connection with the network expansion, and (iii) an increase in amounts due from related parties of $4.0 million as a result of account receivables collected by previous shareholders of the acquired companies on behalf of SearchMedia, as partially offset by an increase in accrued expenses and other payables and accounts payable of $4.0 million and $3.2 million, respectively for the period, as a result of the increase in business tax and surcharges and accrued payroll which were in line with SearchMedia’s revenue growth and staff headcount growth.
Investing Activities
          Net cash used in investing activities was $7.4 million for the six-month period ended June 30, 2009 and was primarily attributable to a payment of $7.3 million in connection with SearchMedia’s acquisitions.
          Net cash used in investing activities was $14.0 million for the six-month period ended June 30, 2008 and was primarily attributable to (i) a payment of $11.1 million in connection with SearchMedia’s acquisitions, and (ii) a payment of $3.0 million for the purchase of property and equipment in connection with SearchMedia’s purchase of digital display equipment.
Financing Activities
          Net cash provided by financing activities was $4.0 million for the six-month period ended June 30, 2009, and was primarily attributable to the proceeds from interim notes of $3.5 million.
          Net cash provided by financing activities totaled $23.4 million for the six-month period ended June 30, 2008 and was primarily attributable to (i) the proceeds from issuance of convertible notes and warrants of $12 million, (ii) proceeds from the issuance of Series C Shares of $9.4 million and (iii) decrease in restricted bank deposit of $4.0 million used as collateral for bank loans, as partially offset by $2.1 million in bank repayment.
Item 3. Properties.
          Information about the Company’s properties is contained in the Proxy Statement/Prospectus under the sub-section titled “Facilities” in the section titled “Information About SearchMedia.” Such sub-section is incorporated herein by reference.
          In addition, the following provides an update to the Proxy Statement/Prospectus sub-section titled “Facilities.”
           The second sentence under the sub-section “Facilities” on page 182 of the Proxy Statement/Prospectus reads as follows: “As of July 31, 2009, SearchMedia’s offices in 24 cities occupy an aggregate of 7,120 square meters of leased space.” This sentence is amended and restated in its entirety with the following: “As of October 15, 2009, SearchMedia’s offices in 20 cities occupy an aggregate of 6,395 square meters of leased space.”
Item 4. Security Ownership of Certain Beneficial Owners and Management.
          The following table sets forth information, as of the completion of the business combination on October 30, 2009, based on information obtained from the persons named below or filings with the SEC, with respect to the beneficial ownership of shares of ID Cayman by (i) each person known by us to be the owner of more than 5% of the outstanding shares of ID Cayman’s ordinary shares, (ii) each director and executive officer of ID Cayman, and (iii) all directors and executive officers of ID Cayman as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of ordinary shares shown as beneficially owned by them. The determinations of beneficial ownership are based upon Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

		Percentage of Class		Percentage of Class
	Ordinary	of Ordinary Shares	Ordinary	of Ordinary Shares
	Shares Beneficially	Beneficially	Shares Beneficially	Beneficially
	Owned-Assuming No	Owned-Assuming No	Owned-Assuming All	Owned-Assuming All
	Earn-Out Shares	Earn-Out Shares	Earn-Out Shares	Earn-Out Shares
Beneficial Owner	Issued	Issued (%)	Issued	Issued (%)
Officers and Directors
Qinying Liu (1)	923,563	4.4%	2,074,881	6.7%
Robert N. Fried(2)	1,216,672	5.9%	1,216,672	3.9%
Steven D. Rubin(3)	310,500	1.5%	310,500	1.0%
Earl Yen (4)	2,445,083	11.8%	5,220,397	16.9%
Jianzhong Qu	—	*	—	*
Larry Lu	—	*	—	*
Glenn Halpryn (5)	15,860	*	15,860	*
Chi-Chuan Chen	—	*	—	*
Garbo Lee(6)	325,000	1.6%	325,000	1.1%
Jennifer Huang(7)	1,053,825	5.1%	1,053,825	3.4%
All directors and officers as a group (10 persons)	6,290,503	30.3%	10,217,135	33.1%
5% Holders
Dr. Phillip Frost, M.D. (8)	4,855,935	23.4%	4,855,935	15.7%
Deutsche Bank AG, HK Branch(9)	2,399,995	11.6%	5,380,216	17.4%
China Seed Ventures, L.P.(10)	2,445,083	11.8%	5,220,397	16.9%
HBK Investments	1,249,984	6.0%	1,249,984	4.0%
Linden Ventures II(11)	1,982,820	9.6%	2,481,789	8.0%
Jennifer Huang	1,053,825	5.1%	1,053,825	3.4%
Le Yang(12)	938,589	4.5%	2,108,800	6.8%
Sun Hing Associates Ltd	833,999	4.0%	1,882,670	6.1%

*	The person beneficially owns less than 1% of ID Cayman’s outstanding common shares.

(1)	Excludes 600,000 ordinary shares issuable to Mrs. Liu’s husband converted at the exchange ratio (0.0675374).

(2)	Includes exercisable warrants to purchase 593,000 ordinary shares.

(3)	Includes exercisable warrants to purchase 153,000 ordinary shares.

(4)	Consists of ordinary shares and warrants beneficially owned by China Seed Ventures, which may be deemed beneficially owned by Mr. Yen.

(5)	Includes ordinary shares and exercisable warrants to purchase 3,172 ordinary shares beneficially owned by Halpryn Capital Partners LLC.

(6)	Consists of options to purchase 325,000 ordinary shares.

(7)	Consists of 950,000 vested restricted shares awards, 100,000 restricted share units and exercisable warrants to purchase 3,825,000 ordinary shares.

(8)	Includes exercisable warrants to purchase 2,471,200 ordinary shares.

(9)	Includes exercisable warrants to purchase 255,427 ordinary shares.

(10)	Includes exercisable warrants to purchase 903,318 ordinary shares.

(11)	Includes exercisable warrants to purchase 714,025 ordinary shares.

(12)	Includes exercisable warrants to purchase 3,825 ordinary shares.
Item 5. Directors and Executive Officers.
          The disclosures set forth in Item 5.02 to this Current Report are incorporated into this item by reference.
Item 6. Executive Compensation.
          Information regarding the Company’s executive compensation is set forth in the Proxy Statement/Prospectus under the section titled “Directors and Executive Officers—Compensation of Officers and Directors,” which section is incorporated herein by reference.
Item 7. Certain Relationships and Related Transactions, and Director Independence.
          Information regarding the Company’s related party transactions and director independence is described in the Proxy Statement/Prospectus under the sections titled “Certain Relationships and Related Party Transactions” and “Directors and Executive Officers—Independence of Directors,” which sections are incorporated herein by reference.

          In addition, the following provides an update to the Proxy Statement/Prospectus section titled “Certain Relationships and Related Party Transactions.” All page references below refer to the Proxy Statement/Prospectus.
          The following paragraphs are added to the last paragraph, on page 226, of the sub-section titled “Transactions with SearchMedia’s Shareholders, Senior Management Personnel and Affiliated Entities of Companies Acquired by Shanghai Jingli”:
          Prior to the closing of the share exchange, Ms. Liu and Ms. Yang entered into agreements with SM Cayman providing that 700,394 and 477,903 shares of SM Cayman owned by each of them, respectively, would be repurchased in satisfaction of such obligations. Such shares were repurchased prior to the closing.
          Since July, 2009, China Seed Ventures L.P. and E-TV Limited made advances to SM Cayman, in an aggregate amount equal to $336,300 and $165,000, respectively, each pursuant to a promissory note. Such advances were used primarily for the payment of fees, expenses and other amounts in connection with the transactions contemplated by the share exchange agreement. The notes accrued interest at 12 percent per annum, provided that if the principal amount under the notes is paid within ten (10) days after the closing of the share exchange, no interest would be due thereon. If not paid within ten (10) days after the closing of the share exchange, interest at a rate of 12 percent per annum would be payable up to the closing date and thereafter, interest will accrue at 20 percent per annum. These notes are subordinated to the note issued by SM Cayman in favor of Linden Ventures.
Item 8. Legal Proceedings.
          Information regarding the Company’s legal proceedings is contained in the Proxy Statement/Prospectus under the section titled “Information About SearchMedia – Legal Proceedings,” which section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.
          Ideation’s common stock, warrants and units are listed on the NYSE Amex under the symbols IDI, IDI.W and IDI.U, respectively. The closing price for these securities on March 30, 2009, the last trading day before announcement of the entering into of the share exchange agreement, was $7.52, $0.10, and $7.54, respectively. The closing price for the securities on November 4, 2009, the most recent trading day before the date of this Current Report, was $8.18, $2.40 and $10.00, respectively.
          Ideation units commenced public trading on November 20, 2007, and the common stock and warrants commenced public trading separately on December 26, 2007.
          The table below sets forth, for the periods indicated, the high and low bid prices for the securities as reported on the NYSE Amex in U.S. dollars. These quotations reflect inter-dealer prices, without markup, markdown or commissions, and may not represent actual transactions.

	Units		Common Stock		Warrants
	High	Low	High	Low	High	Low
2007
November 20 through December 31, 2007	$8.01	$7.85	$7.20	$7.20	$0.70	$0.70
2008
First Quarter	$7.90	$7.30	$7.10	$7.10	$0.70	$0.35
Second Quarter	$7.85	$7.35	$7.11	$7.11	$0.40	$0.29
Third Quarter	$8.10	$7.25	$8.10	$7.15	$0.44	$0.25
Fourth Quarter	$7.20	$6.85	$7.20	$6.75	$0.71	$0.03
2009
First Quarter	$7.70	$7.17	$7.55	$7.18	$0.15	$0.03
Second Quarter	$8.72	$7.41	$7.86	$7.50	$0.69	$0.11
Third Quarter	$9.82	$8.15	$7.99	$7.69	$1.69	$0.48
Fourth Quarter (through November 4)	$12.00	$8.20	$9.20	$7.48	$3.14	$1.18
          After the redomestication and business combination, Ideation intends to reapply to the NYSE Amex in order for the ordinary shares, warrants and units of ID Cayman to maintain their listing on the NYSE Amex. It is unclear whether ID Cayman will meet the minimum number of holders requirement for continued listing on the NYSE Amex and as a result, NYSE Amex may delist ID Cayman’s securities from quotation on its exchange, which could limit investors’ ability to make transactions in ID Cayman’s securities.
          As of November 3, 2009, there were, of record, twenty-nine holders of common stock, twelve holders of warrants and one holder of units.
          Ideation has not paid any dividends on its common stock to date and does not intend to pay dividends prior to the completion of a business combination.
          SearchMedia securities are not publicly traded. SearchMedia has not paid any dividends on its ordinary shares.
Item 10. Recent Sales of Unregistered Securities.
          The disclosures set forth in Item 3.02 to this Current Report are incorporated into this item by reference.

Item 11. Description of Registrant’s Securities to Be Registered.
          The description of the Company’s securities is contained in the Proxy Statement/Prospectus under the section titled “Description of ID Cayman’s Securities Following the Business Combination,” which section is incorporated herein by reference.
Item 12. Indemnification of Directors and Officers.
          A description of the indemnification provisions relating to the Company’s officers and directors is contained in Part II, Item 20 of the Registration Statement, which section is incorporated herein by reference.
Item 13. Financial Statements and Supplementary Data
          The disclosures set forth in Item 9.01 to this Current Report are incorporated into this item by reference.
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
          None.
Item 15. Financial Statements and Exhibits.
          The disclosures set forth in Item 9.01 to this Current Report are incorporated into this item by reference.
* * * * *

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          As a result of the business combination, SM Cayman is the wholly owned subsidiary of ID Cayman. Information regarding SM Cayman’s contractual obligations is contained in the Proxy Statement/Prospectus under the section titled “SearchMedia’s Management’s Discussion and Analysis of Financial Condition and Results of Operations – Contractual Obligations,” which section is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
          ID Cayman completed the acquisition of all issued and outstanding shares of SM Cayman and (i) SM Cayman shareholders received 6,583,149 ordinary shares of ID Cayman, (ii) SM Cayman warrantholders received warrants to purchase 1,519,186 ordinary shares of ID Cayman, (iii) SM Cayman option holders received options to purchase 255,570 ordinary shares of ID Cayman, (iv) SM Cayman holders of restricted share awards received 261,177 restricted share awards of ID Cayman, and (v) certain SM Cayman noteholders received 1,712,874 ordinary shares of ID Cayman and warrants to purchase 428,219 ordinary shares of ID Cayman. The ordinary shares issued in connection with the business combination are restricted securities as that term is defined in Rule 144 under the Securities Act of 1933, as amended. The ordinary shares issuable upon exercise or exchange are also restricted securities.

          Also, upon the closing of the business combination, in exchange for open market purchases which satisfied the “sponsor purchase commitment amount,” as defined in the Proxy Statement/Prospectus, Frost Gamma Investments Trust was issued warrants to purchase 105,275 ordinary shares of ID Cayman.
          The foregoing securities were issued pursuant to an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder.
          The disclosures set forth in Item 2.01 to this Current Report under the section “Description of Registrant’s Securities to Be Registered” are incorporated into this item by reference.
Item 3.03. Material Modification to Rights of Security Holders.
          In connection with the merger, conversion and continuation and business combination, on October 30, 2009, ID Cayman adopted the form of Memorandum of Association and Articles of Association included in Annex B of the Proxy Statement/Prospectus, as amended pursuant to the fourth amendment to the share exchange agreement. The foregoing documents govern ID Cayman’s ordinary shares. The provisions of the Memorandum and Articles of Association are described in detail in the Proxy Statement/Prospectus under the sections titled “The Redomestication Proposal,” “The Share Increase Proposal,” “The Declassification Proposal,” “The Amendment Proposal,” “The Shareholder Consent Proposal” and “The Corporate Existence Proposal” and in Item 1.01 of this Current Report, which sections and item are incorporated herein by reference.
Item 5.01. Changes in Control of Registrant.
          The disclosures set forth in Item 2.01 to this Current Report are incorporated into this item by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
          Effective as of the consummation of the business combination on October 30, 2009, all of the officers of ID Cayman resigned and all of the directors of ID Cayman resigned, except for Robert Fried and Glenn Halpryn.
          Effective as of the consummation of the business combination on October 30, 2009, Qinying Liu, Steven Rubin, Earl Yen, Jianzhong Qu, Larry Lu and Chi-Chuan Chen were appointed directors of ID Cayman, and Robert Fried and Qinying Liu were appointed Co-Chairmen of the board of directors of ID Cayman. The following individuals were appointed as executive officers of ID Cayman: Garbo Lee, President, and Jennifer Huang, Chief Operating Officer and Acting Chief Financial Officer.
          Information regarding the Company’s directors and officers is set forth in the Proxy Statement/Prospectus under the sections titled “The Redomestication Proposal – Management of ID Cayman,” “Directors and Executive Officers,” and “Certain Relationships and Related Party Transactions,” which sections are incorporated herein by reference. In addition, the following provides an update to the Proxy Statement/Prospectus section titled “Directors and Executive Officers”: Andrew Gormley will not serve as an officer of ID Cayman. The information set forth in Item 2.01 under the section “Certain Relationships and Related Transactions, and Director Independence” is incorporated herein by this reference.
          In connection with the business combination, on October 30, 2009, the stockholders of Ideation approved the assumption of the SearchMedia International Limited 2008 Share Incentive Plan and its amendment and restatement as the SearchMedia Holdings Limited Amended and Restated 2008 Share Incentive Plan (the “Plan”). A description of the Plan is contained in the Proxy Statement/Prospectus under the section titled “The Share Incentive Plan Proposal,” which section is incorporated herein by reference. A copy of the Plan is attached hereto as Exhibit 10.13 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          In connection with the merger, conversion and continuation and business combination, ID Cayman adopted the form of Memorandum and Articles of Association included in Annex B of the Proxy Statement/Prospectus, as amended pursuant to the fourth amendment to the share exchange agreement. The provisions of the Memorandum and Articles of Association are described in detail in the Proxy Statement/Prospectus under the sections titled “The Redomestication Proposal,” “The Share Increase Proposal,” “The Declassification Proposal,” “The Amendment Proposal,” “The Shareholder Consent Proposal,” and “The Corporate Existence Proposal” and in Item 1.01 of this Current Report, which sections and item are incorporated herein by reference.
Item 5.06. Change in Shell Company Status.
          Upon the closing of the business combination, ID Cayman, the successor to Ideation and ID Arizona, ceased to be a shell company. The material terms of the transaction pursuant to which (i) Ideation merged with and into ID Arizona, (ii) ID Arizona became ID Cayman pursuant to a conversion and continuation procedure, and (iii) ID Cayman acquired SM Cayman are described in the Proxy Statement/Prospectus, under the sections titled “The Redomestication Proposal,” “The Business Combination Proposal” and “The Share Exchange Agreement,” which sections are incorporated herein by reference.
          In addition, the following provides an update to the Proxy Statement/Prospectus section titled “The Share Exchange Agreement.” All page references below refer to the Proxy Statement/Prospectus.
•	The first sentence of the third paragraph on page 118 reads as follows: “Immediately following the redomestication, ID Cayman will acquire each ordinary share and preferred share of SM Cayman issued and outstanding prior to the business combination in exchange for an aggregate of 6,662,727 ID Cayman ordinary shares.”

This sentence is amended and restated in its entirety with the following: “Immediately following the redomestication, ID Cayman will acquire each ordinary share and preferred share of SM Cayman issued and outstanding prior to the business combination in exchange for an aggregate of 6,583,149 ID Cayman ordinary shares.”

•	The first bullet point under the subsection titled “Covenants” on page 124 reads as follows: “the SM Cayman preferred shareholders and SM Cayman to convert all preferred shares of SM Cayman into an aggregate of 69,532,866 ordinary shares of SM Cayman, prior to the closing of the business combination;”

This bullet point is amended and restated in its entirety with the following: “the SM Cayman preferred shareholders and SM Cayman to convert all preferred shares of SM Cayman into an aggregate of 68,018,531 ordinary shares of SM Cayman, prior to the closing of the business combination;”

•	The first sentence of the second paragraph under the subsection titled “Sponsor Purchases” on page 129 reads as follows: “The Frost Group, LLC, through itself, its affiliates or others, owns 777,900 IPO Shares consisting of (i) 250,000 shares acquired as part of 250,000 units purchased in the IPO, (ii) 206,800 shares purchased between the date of the IPO and March 31, 2009, and (iii) 321,100 shares purchased between April 1, 2009 and September 28, 2009 pursuant to arrangements described above.”

This sentence is amended and restated in its entirety with the following: “The Frost Group, LLC, through itself, its affiliates or others, owns 927,900 IPO Shares consisting of (i) 250,000 shares acquired as part of 250,000 units purchased in the IPO, (ii) 206,800 shares purchased between the date of the IPO and March 31, 2009, and (iii) 471,100 shares purchased between April 1, 2009 and October 29, 2009.”

•	The following paragraph is added on pg 137 at the end of the subsection titled “Amendments to Share Exchange Agreement”:

On October 30, 2009, Ideation entered into an amendment, referred to herein as the fourth amendment, to the share exchange agreement with the SM Cayman shareholders’ representatives. The fourth amendment amends the share exchange agreement to revise certain provisions of the memorandum and articles of ID Cayman following the closing to provide for Co-Chairmen of the board and to eliminate certain rights of the Chairman of the board of directors to cast an additional vote in the event the board of directors becomes deadlocked with respect to any matter. The Co-Chairmen of the board of directors as of the closing were Qinying Liu and Robert Fried. The fourth amendment also made a correction to the number of ordinary shares of SM Cayman into which the preferred shares of SM Cayman would convert pursuant to the preferred conversion.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
Financial statements of SearchMedia International Limited as of and for the periods ended June 30, 2008 and June 30, 2009 are filed herewith beginning on page F-1.
The following financial statements and notes are contained in the Proxy Statement/Prospectus under the section titled “Index to Financial Statements,” which section is incorporated herein by reference.

SearchMedia International Limited

Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets as of December 31, 2007 and 2008
Consolidated Statements of Income for the period from February 9, 2007 (date of inception) through December 31, 2007 and for the year ended December 31, 2008
Consolidated Statements of Shareholders’ (Deficit)/Equity and Comprehensive Income for the period from February 9, 2007 (date of inception) through December 31, 2007 and for the year ended December 31, 2008

Consolidated Statements of Cash Flows for the period from February 9, 2007 (date of inception) through December 31, 2007 and for the year ended December 31, 2008
Notes to Consolidated Financial Statements

Shanghai Sige Advertising and Media Co., Ltd.

Report of Independent Registered Public Accounting Firm
Balance Sheets as of December 31, 2006 and June 3, 2007
Statements of Income for the year ended December 31, 2006 and the period from January 1, 2007 through June 3, 2007
Statements of Owner’s Deficit and Comprehensive Income for the year ended December 31, 2006 and the period from January 1, 2007 through June 3, 2007
Statements of Cash Flows for the year ended December 31, 2006 and the period from January 1, 2007 through June 3, 2007
Notes to Financial Statements

Shenzhen Dale Advertising Co., Ltd.

Report of Independent Registered Public Accounting Firm
Balance Sheets as of December 31, 2006 and June 3, 2007
Statements of Income for the year ended December 31, 2006 and the period from January 1, 2007 through June 3, 2007
Statements of Owner’s Equity and Comprehensive Income for the year ended December 31, 2006 and the period from January 1, 2007 through June 3, 2007
Statements of Cash Flows for the year ended December 31, 2006 and the period from January 1, 2007 through June 3, 2007
Notes to Financial Statements
(b) Pro Forma Financial Information
          Pro forma financial information reflecting the period ended June 30, 2009 of ID Cayman is filed herewith beginning on page PF-1.
(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, Conversion and Share Exchange by and among Ideation Acquisition Corp., the registrant, SearchMedia International Limited, the subsidiaries of SearchMedia International Limited, the subsidiaries of SearchMedia International Limited, Shanghai Jingli Advertising Co., Ltd. and certain shareholders and warrantholders of SearchMedia International Limited (incorporated by reference to Exhibit 2.1 of the Registrant’s Registration Statement on Form S-4 (File No. 333-158336)).

2.2	First Amendment to Agreement and Plan of Merger, Conversion and Share Exchange, dated as of May 27, 2009, by and among the registrant, Earl Yen, Tommy Cheung and Stephen Lau and Qinying Liu (incorporated by reference to Exhibit 2.2 of the Registrant’s Registration Statement on Form S-4 (File No. 333-158336)).

2.3	Second Amendment to Agreement and Plan of Merger, Conversion and Share Exchange, dated as of September 8, 2009, by and among the registrant, Earl Yen, Tommy Cheung, Stephen Lau, Qinying Liu, Linden Ventures, Inc., Vervain Equity Investment Limited, Sun Hing Associates Limited and The Frost Group, LLC (incorporated by reference to Exhibit 2.3 of the Registrant’s Registration Statement on Form S-4 (File No. 333-158336)).

2.4	Third Amendment to Agreement and Plan of Merger, Conversion and Share Exchange, dated as of September 22, 2009, by and among the registrant, Ideation Acquisition Corp., Earl Yen, Tommy Cheung, Terrance Hogan, Qinying Liu, and Linden Ventures II (BVI), Ltd. (incorporated by reference to Exhibit 2.4 of the Registrant’s Registration Statement on Form S-4 (File No. 333-158336)).

2.5	Fourth Amendment to Agreement and Plan of Merger, Conversion and Share Exchange, dated as of October 30, 2009, by and among the registrant, Ideation Acquisition Corp., Earl Yen, Tommy Cheung, Stephen Lau and Qinying Liu.

Exhibit No.	Description
3.1	Articles of Incorporation of ID Arizona Corp. (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-4 (File No. 333-158336)).

3.2	Bylaws of ID Arizona Corp. (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-4 (File No. 333-158336)).

3.3	Memorandum and Articles of Association of SearchMedia Holdings Limited upon completion of redomestication.

4.1	Specimen Unit Certificate of Ideation Acquisition Corp. (incorporated by reference to Exhibit 4.1 to the Registration Statement of Ideation Acquisition Corp. on Form S-1 (Reg No. 333-144218))

4.2	Specimen Common Stock Certificate of Ideation Acquisition Corp. (incorporated by reference to Exhibit 4.2 to the Registration Statement of Ideation Acquisition Corp. on Form S-1 (Reg No. 333-144218))

4.3	Form of Warrant Certificate of Ideation Acquisition Corp. (incorporated by reference to Exhibit 4.3 to the Registration Statement of Ideation Acquisition Corp. on Form S-1 (Reg No. 333-144218))

4.4	Form of Warrant Agreement between the Ideation Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.4 to the Registration Statement of Ideation Acquisition Corp. on Form S-1 (Reg No. 333-144218))

4.5	Form of Warrant of ID Cayman (incorporated by reference to Exhibit 4.5 of the Registrant’s Registration Statement on Form S-4 (File No. 333-158336)).

4.6	Form of Unit Purchase Option to be granted to Lazard Capital Markets LLC (incorporated by reference to Exhibit 4.5 of the Registration Statement of Ideation Acquisition Corp. on Form S-1 (File No. 333-144218)).

10.1	Form of Registration Rights Agreement among SM Cayman, Deutsche Bank AG, Hong Kong Branch, Gentfull Investment Limited, Gavast Estates Limited, China Seed Ventures, L.P. and Linden Ventures II (BVI) (incorporated by reference to Exhibit 10.1 of the Registrant’s Registration Statement on Form S-4 (File No. 333-158336)).

10.2	Form of Lock-Up between ID Cayman and SM Cayman shareholders and warrantholders (incorporated by reference to Exhibit 10.2 of the Registrant’s Registration Statement on Form S-4 (File No. 333-158336)).

10.3	Form of Management Lock-Up between ID Cayman and SM Cayman shareholders and warrantholders (incorporated by reference to Exhibit 10.3 of the Registrant’s Registration Statement on Form S-4 (File No. 333-158336)).*

10.4	Form of Voting Agreement between SM Cayman, Qinying Liu, Le Yang, China Seed Ventures, L.P., Gentfull Investment Limited, Gavast Estates Limited, Linden Ventures II (BVI), Limited, Frost Gamma Investments Trust, Robert N. Fried, Subbarao Uppaluri, Steven D. Rubin and Jane Hsiao (incorporated by reference to Exhibit 10.4 of the Registrant’s Registration Statement on Form S-4 (File No. 333-158336)).

Exhibit No.	Description
10.5	Form of Employment Agreement with the SM Cayman executive officers (incorporated by reference to Exhibit 10.5 of the Registrant’s Registration Statement on Form S-4 (File No. 333-158336)).*

10.6	English Translation of Exclusive Technology Consulting and Service Agreement between Jieli Consulting and Jingli Shanghai, dated as of September 10, 2007 (incorporated by reference to Exhibit 10.6 of the Registrant’s Registration Statement on Form S-4 (File No. 333-158336)).

10.7	English Translation of Exclusive Call Option Agreement among Jingli Shanghai, its shareholders and Jieli Consulting, dated as of September 10, 2007 (incorporated by reference to Exhibit 10.7 of the Registrant’s Registration Statement on Form S-4 (File No. 333-158336)).

10.8	English Translation of Equity Pledge Agreement among Jingli Shanghai, its shareholders and Jieli Consulting, dated as of September 10, 2007 (incorporated by reference to Exhibit 10.8 of the Registrant’s Registration Statement on Form S-4 (File No. 333-158336)).

10.9	English Translation of Power of Attorney by the shareholders of Jieli Consulting dated as of September 10, 2007 (incorporated by reference to Exhibit 10.9 of the Registrant’s Registration Statement on Form S-4 (File No. 333-158336)).

10.10	English Translation of Loan Agreement between the shareholders of Jingli Shanghai and Jieli Consulting, dated as of September 10, 2007 (incorporated by reference to Exhibit 10.10 of the Registrant’s Registration Statement on Form S-4 (File No. 333-158336)).

10.11	Form of Securities Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the initial stockholders (incorporated by reference to Exhibit 10.1 of the Registration Statement of Ideation Acquisition Corp. on Form S-1 (File No. 333-144218)).

10.12	Letter Agreement, dated as of September 8, 2009, by and among Ideation Acquisition Corp. and certain investors of Ideation Acquisition Corp. and SearchMedia International Limited (incorporated by reference to Exhibit 10.13 of the Registrant’s Registration Statement on Form S-4 (File No. 333-158336)).

10.13	SearchMedia Holdings Limited Amended and Restated 2008 Share Incentive Plan.*

21.1	Subsidiaries of SearchMedia Holdings Limited (incorporated by reference to Exhibit 21.1 of the Registrant’s Registration Statement on Form S-4 (File No. 333-158336)).

99.1	Proxy Statement/Prospectus (incorporated by reference to the Proxy Statement/Prospectus on Form 424(b)(3) filed with the Securities and Exchange Commission on October 5, 2009).

99.2	Press release dated November 2, 2009.

*	This Exhibit is a management contract or compensatory plan or arrangement.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2009	SEARCHMEDIA HOLDINGS LIMITED

/s/ Qinying Liu
Qinying Liu
Co-Chairman of the Board of Directors

/s/ Earl Yen
Earl Yen
Independent Director

/s/ Jianzhong Qu
Jianzhong Qu
Independent Director

/s/ Garbo Lee
Garbo Lee
President

/s/ Jennifer Huang
Jennifer Huang
Chief Operating Officer

SearchMedia International Limited
Unaudited Condensed Consolidated Balance Sheets
(Amounts in thousands, except share data)

		December 31,	June 30,
		2008	2009
	Note	US$	US$
Assets
Current assets:
Cash		5,715	4,366
Accounts receivable, net of allowance for doubtful accounts		37,008	43,964
Amounts due from related parties	8	11,493	13,954
Prepaid expenses and other current assets		11,944	17,926
Deferred tax assets	7	580	605

Total current assets		66,740	80,815

Rental deposits		169	14
Property and equipment, net		7,255	6,469
Deposits for acquisitions		6,229	—
Intangible assets, net	3	5,235	3,745
Goodwill	3	26,148	67,387

Total assets		111,776	158,430

Liabilities, redeemable convertible preferred shares and shareholders’ equity
Current liabilities:
Short-term borrowings	4	1,856	5,862
Promissory notes	5	15,000	15,000
Accounts payable		8,701	8,171
Accrued expenses and other payables		13,218	18,357
Acquisition consideration payable		15,203	42,889
Amounts due to related parties	8	717	472
Deferred revenue		3,301	1,166
Income taxes payable		9,787	13,258

Total current liabilities		67,783	105,175

Deferred tax liabilities	7	1,297	924

Total liabilities		69,080	106,099

Series B redeemable convertible preferred shares; US$0.0001 par value; 36,363,635 shares authorized, issued and outstanding as of December 31, 2008 and June 30, 2009 (Redemption value US$32,364)		24,906	27,980

Series C redeemable convertible preferred shares; US$0.0001 par value; 40,000,000 shares authorized, 4,845,276 shares issued and outstanding as of December 31, 2008 and 23,169,231 shares issued and outstanding as of June 30, 2009 (Redemption value US$13,975)	9	12,918	13,975

Shareholders’ equity:
Series A convertible preferred shares; US$0.0001 par value; 20,000,000 shares authorized, 10,000,000 shares issued and outstanding as of December 31, 2008 and June 30, 2009, respectively		722	722
Ordinary shares: US$0.0001 par value; 443,636,365 shares authorized, 32,119,500 shares issued and outstanding as of December 31, 2008 and June 30, 2009, respectively		3	3
Additional paid-in capital		2,083	2,783
Accumulated other comprehensive income		2,064	2,102
Accumulated retained earnings		—	4,766

Total shareholders’ equity		4,872	10,376

Commitments and contingencies	11

Total liabilities, redeemable convertible preferred shares and shareholders’ equity		111,776	158,430

See accompanying notes to unaudited condensed consolidated interim financial statements.

SearchMedia International Limited
Unaudited Condensed Consolidated Statements of Income
(Amounts in thousands)

			For the	For the
			six-month	six-month
			period ended	period ended
			June 30,	June 30,
			2008	2009
	Note		US$	US$
Advertising service revenues	8	(a)	31,346	44,878
Cost of revenues			(17,427)	(24,567)

Gross profit			13,919	20,311

Sales and marketing expenses			(2,869)	(2,350)
General and administrative expenses			(4,602)	(4,582)

Income from operations			6,448	13,379

Interest expense	6		(2,599)	(1,179)
Interest income			119	4
Decrease in fair value of note warrant liability			229	43
Foreign currency exchange loss, net			(40)	—

Income before income taxes			4,157	12,247
Income tax expense	7		(2,149)	(3,350)

Net income			2,008	8,897

See accompanying notes to unaudited condensed consolidated interim financial statements.

SearchMedia International Limited
Unaudited Condensed Consolidated Statements of Shareholders’ Equity and Comprehensive Income
(Amounts in thousands, except share data)

						Additional	Accumulated other		Total
				Series A convertible		paid-in	comprehensive		shareholders’	Comprehensive
		Ordinary shares		preferred shares		capital	income	Retained earnings	equity	income
		Number of		Number of
		shares	Amount	shares	Amount
	Note		US$		US$	US$	US$	US$	US$	US$
Balance as of January 1, 2009		32,119,500	3	10,000,000	722	2,083	2,064	—	4,872
Net income		—	—	—	—	—	—	8,897	8,897	8,897
Foreign currency exchange translation adjustment		—	—	—	—	—	38	—	38	38

Comprehensive income										8,935

Accretion to Series B redeemable convertible preferred shares redemption value		—	—	—	—	—	—	(3,074)	(3,074)
Accretion to Series C redeemable convertible preferred shares redemption value	9	—	—	—	—	—	—	(1,057)	(1,057)
Share-based compensation	10	—	—	—	—	700	—	—	700

Balance as of June 30, 2009		32,119,500	3	10,000,000	722	2,783	2,102	4,766	10,376

See accompanying notes to unaudited condensed consolidated interim financial statements.

SearchMedia International Limited
Unaudited Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)

	For the	For the
	six-month	six-month
	period ended	period ended
	June 30, 2008	June 30, 2009
	US$	US$
Net income	2,008	8,897
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization of property and equipment	539	847
Amortization of intangible assets	1,395	1,493
Share-based compensation	1,100	700
Amortization of discount on convertible notes	2,158	—
Deferred tax benefit	(344)	(348)
Decrease in fair value of warrant liability	(229)	(43)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(9,811)	(6,956)
Prepaid expenses, rental deposits and other current assets	(6,077)	(5,982)
Amounts due from related parties	(5,391)	(2,461)
Accounts payable	3,175	(530)
Accrued expenses and other payables	4,023	5,262
Amounts due to related parties	83	(245)
Deferred revenue	441	(2,135)
Income taxes payable	2,588	3,471

Net cash (used in) / generated from operating activities	(4,342)	1,970

Cash flows from investing activities
Purchase of property and equipment	(2,962)	(59)
Cash paid for acquisitions	(11,061)	(7,316)

Net cash used in investing activities	(14,023)	(7,375)

Cash flows from financing activities
Decrease in restricted bank deposit	4,000	—
Proceeds from bank loan	87	506
Repayment of bank loan	(2,084)	—
Proceeds from issuance of Series C redeemable convertible preferred shares, net of issuance costs of US$600	9,400	—
Proceeds from issuance of convertible notes and warrants	12,000	—
Proceeds from interim notes	—	3,500

Net cash provided by financing activities	23,403	4,006

Effect of foreign currency exchange rate changes on cash	115	50

Net increase / (decrease) in cash	5,153	(1,349)
Cash at beginning of period	6,333	5,715

Cash at end of period	11,486	4,366

Supplemental cash flow information:
Interest paid	45	7
Income tax paid	162	278
Non-cash investing transaction:
Purchase price payable in connection with business acquisitions	685	42,889
Non-cash financing transactions:
Issuance costs payable in respect of Series C redeemable convertible preferred shares	279	98
Issuance costs payable in respect of convertible notes and warrants	76	—
See accompanying notes to unaudited condensed consolidated interim financial statements.

SearchMedia International Limited
Notes to Unaudited Condensed Consolidated Interim Financial Statements
(Amounts in thousands, except share data)
1.	Principal activities, significant concentrations and risks, and basis of presentation

(a)	Principal activities

SearchMedia International Limited (the “Company”) is a holding company and, through its subsidiary and consolidated variable interest entities (“VIEs”) (collectively the “Group”), is principally engaged in the provision of advertising services using primarily poster and digital frames that are placed inside elevators in residential and commercial buildings, light boxes and outdoor billboards primarily in the People’s Republic of China (“PRC”).

(b)	Significant concentrations and risks

For the six-month period ended June 30, 2008 and the six-month period ended June 30, 2009, none of the Group’s customers individually contributed more than 10% of the Group’s advertising service revenues. There is no concentration of cash and bank deposit as of December 31, 2008 and June 30, 2009.

(c)	Basis of presentation

The accompanying unaudited condensed consolidated interim financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. For the six-month period ended June 30, 2008, the Company’s cash flows used in operating activities were US$4,342, and for the six-month period ended June 30, 2009, the Company’s cash flows generated from operating activities were US$1,970.

SearchMedia International Limited
Notes to Unaudited Condensed Consolidated Interim Financial Statements
(Amounts in thousands, except share data)
1.	Principal activities, significant concentrations and risks, and basis of presentation (continued)

(c)	Basis of presentation (continued)

As discussed in note 5, on September 17, 2008, the Company issued a new promissory note of US$15,000 in exchange for the Notes (see note 5). The Notes were to mature upon the earlier of (i) the closing of a new equity financing by the Company; (ii) the closing of a reverse recapitalization transaction (the “Reverse Recapitalization”) with Ideation Acquisition Corp. (“Ideation”), a special purpose acquisition company, pursuant to a plan of merger, conversion and share exchange agreement (the “Share Exchange Agreement”) executed on March 31, 2009; and (iii) the termination of the Share Exchange Agreement. The Reverse Recapitalization was approved by Ideation’s shareholders on October 27, 2009 and closed on October 30, 2009 (the “Closing Date”). Under the terms of the Reverse Recapitalization, US$10,000 of the outstanding new promissory note was converted into ordinary shares of Ideation as of the Closing Date (see note 5) and the remaining outstanding balance of US$5,000 and all accrued and unpaid interest on the principal sum of US$15,000 as of the Closing Date shall be paid in cash to the investor of the new promissory note.

In addition, as discussed in note 4, on March 19, 2009, the Company issued interim notes of US$3,500, which were to mature upon the earlier of (i) the closing of a new equity financing by the Company; and (ii) the closing of the Reverse Recapitalization. The principal amount outstanding under these interim notes as of the Closing Date was also converted into ordinary shares of Ideation.

As discussed in note 2, the Company entered into a number of business acquisitions in 2008, many of which require contingent consideration payable in cash based on the acquirees’ future earnings. The Reverse Recapitalization is intended to provide the Company with the necessary financing to repay these obligations and to fund the operations of its operating VIEs in the PRC. Following the consummation of this transaction, the Company becomes a 100%-owned subsidiary of Ideation, which has been renamed as SearchMedia Holdings Limited.

The accompanying unaudited condensed consolidated interim financial statements as of June 30, 2009 and for the six-month period ended June 30, 2008 and the six-month period ended June 30, 2009 have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which is the same basis as the annual consolidated financial statements. Disclosures have been made in the unaudited condensed consolidated interim financial statements where events subsequent to December 31, 2008 have occurred which have a material impact on the Group. The accompanying unaudited condensed consolidated interim financial statements should be read in conjunction with the consolidated balance sheet of the Group as of December 31, 2008 and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cashflows for the year ended December 31, 2008.

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair statement of the financial position as of June 30, 2009 and the results of operations and cash flows for the six-month period ended June 30, 2008 and the six-month period ended June 30, 2009, have been made. The results of operations for the six-month period ended June 30, 2009 are not necessarily indicative of the operating results for the full fiscal year or any future periods.

SearchMedia International Limited
Notes to Unaudited Condensed Consolidated Interim Financial Statements
(Amounts in thousands, except share data)
2.	Acquisitions

In January 2008, Shanghai Jingli Advertising Co., Ltd. (“Jingli”) acquired the advertising business of Beijing Wanshuizhiyuan Advertising Co., Ltd, Shenyang Xicheng Advertising Co., Ltd. and Qingdao Kaixiang Advertising Co., Ltd. In February 2008, Jingli acquired the advertising business of Shanghai Haiya Advertising Co., Ltd.(“Shanghai Haiya”). In April 2008, Jingli acquired the advertising business of Tianjin Shengshitongda Advertisng Creativity Co., Ltd. (“Tianjin SHengshitongda”), Beijing Youluo Advertising Co., Ltd. (“Beijing Youluo”), and Ad-Icon Company Limited (“Ad-Icon”). In July 2008, the Company acquired the respective advertising businesses of Changsha Jingli Advertising Co., Ltd. (“Changsha Jingli”), Wenzhou Rigao Advertising Co., Ltd. (“Wenzhou Rigao”) and Wuxi Ruizhong. Advertising Co., Ltd.(“Wuxi Ruizhong”)

As of June 30, 2009, the aggregate contingent consideration in connection with the first 12-month earn-out period of Shanghai Haiya, Tianjin Shengshitongda, Beijing Youluo, Ad-Icon, Changsha Jingli, Wenzhou Rigao and Wuxi Ruizhong is estimated to be US$47,214. As such, aggregate goodwill of US$41,240 was recorded, which relates to the work force and the synergies expected to be achieved from integrating the advertising services and locations of each of the acquired companies. The goodwill recognized in connection with the business combination is not deductible for tax purpose.

3.	Goodwill and other intangible assets

The changes in carrying amount of goodwill are as follow:

	December 31	June 30,
	2008	2009
	US$	US$
Beginning balance of goodwill	444	26,148
Recognized upon resolution of contingent consideration	25,670	41,240
Foreign currency exchange translation	34	(1)

Ending balance of goodwill	26,148	67,387

Intangible assets consist of the following:

	Weighted average	December 31,	June 30,
	amortization period	2008	2009
		US $	US$
Gross amount
Customer relationship	1 to 3 years	2,991	2,991
Lease agreements	1 to 4 years	5,927	5,927

		8,918	8,918

Accumulated amortization
Customer relationship		(1,795)	(2,263)
Lease agreements		(1,888)	(2,910)

Net intangible assets		5,235	3,745

SearchMedia International Limited
Notes to Unaudited Condensed Consolidated Interim Financial Statements
(Amounts in thousands, except share data)
3.	Goodwill and other intangible assets (continued)

Amortization of intangible assets was allocated to in the following expense items:

	For the	For the
	six-month	six-month
	period ended	period ended
	June 30,	June 30,
	2008	2009
	US$	US$
Cost of revenues	733	1,020
Sales and marketing expenses	662	473

Total amortization	1,395	1,493

Future expected amortization of intangible assets as of June 30, 2009 are as follows:

US$
July to December 2009	1,484
2010	1,735
2011	505
2012	21

3,745

4.	Short-term borrowings

The Group’s short term borrowings as of June 30, 2009 represent a short-term bank loan of US$542, unsecured promissory notes of US$1,700 and an unsecured loan of US$120 and interim notes of US$3,500.

On March 19, 2009, the Company issued promissory notes to a third party investor, an existing Series A preferred shareholder and certain management personnel of the Company for cash of US$1,750, US$1,500 and US$250, respectively (“Second Interim Notes”). The Second Interim Notes mature at the earlier of (i) the closing of a new equity financing by the Company; (ii) the closing of the Reverse Recapitalization, and (iii) March 31, 2009, but only in the event that the Share Exchange Agreement is not executed as of such date. The Second Interim Notes bear interest at 12% per annum until its maturity date after which the interest rate of 20% per annum shall take effect. In connection with the Second Interim Notes, the Company, the New Note investor and the Guarantors mutually agreed to extend the Collateral to guarantee the Company’s obligations owed to the Second Interim Notes investors. On March 19, 2009, the Company granted to certain investors of the Second Interim Notes warrants to purchase 442,000 ordinary shares of the Company at an exercise price of US$0.00001 per share. The warrants are exercisable from the issuance date to May 30, 2011.

As discussed in Note 1(c), the Reverse Recapitalization was closed on October 30, 2009, and the principal amount outstanding under these interim notes as of the Closing Date was converted into ordinary shares of Ideation.

5.	Promissory notes and warrants

On March 17, 2008, the Company issued convertible promissory notes (the “Notes”) to two investors (one being an existing Series A preferred shareholder) for total cash consideration of US$12,000. The Notes bore interest at 12% per annum and matured on September 17, 2008. The investors of the Notes had the right to convert the principal amount of the Notes plus any accrued and unpaid interest into the Company’s equity securities issued and sold before maturity (“the Next Equity Financing”) at a conversion price equal to 80% of the Next Equity Financing issue price.

The Company also granted the Notes investors warrants to purchase the Company’s equity securities issued at the Next Equity Financing at an exercise price of 80% of the Next Equity Financing issue price (“Note Warrants”). The Note Warrants had an exercise period of three years commencing March 17, 2008. The number of shares issuable under the Note Warrants is equal to (a) 25% of the original principal amount of the Notes (“Warrant Coverage”), or US$3,000, divided by (b) 80% of the actual purchase price per share of the Next Equity Financing. Since Series C redeemable convertible preferred shares, with an issuance price of US$2.63 per share (see note 9), were the Next Equity Financing, the purchase price used to determine the number of shares issuable under the Note Warrants has been determined to be US$2.104 per share.

SearchMedia International Limited
Notes to Unaudited Condensed Consolidated Interim Financial Statements
(Amounts in thousands, except share data)
5.	Promissory notes and warrants (continued)

The gross proceeds from the issuance the Notes of US$12,000 were first allocated to the fair value of Note Warrants of US$2,100, which was presented within accrued expenses and other payables. The Note Warrants were determined to be a liability at inception pursuant to SFAS 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” because it embodies a conditional obligation that requires the issuer to settle the obligation by transferring a number of its ordinary shares if the holder exercises the Note Warrants and at inception the obligation has a monetary value that is based solely on variations inversely related to changes in the fair value of the issuer’s equity shares. The remaining balance of the gross proceeds of US$9,900 was recorded as promissory notes. Total issuance costs of US$349 were initially recognized as a separate asset in the consolidated balance sheet. The discount on convertible notes of US$2,100 and the Notes issuance costs of US$349 was amortized to interest expense using the effective interest rate method.

Subsequent to initial recognition, the intrinsic value of the contingent beneficial conversion feature of US$5,100, which was measured as of March 17, 2008, was recognized as an additional Notes discount with a corresponding credit to additional paid-in capital on May 30, 2008, being the date of the triggering event (that is, the issuance of the Next Equity Financing). The additional Notes discount and debt issue costs were fully amortized to interest expense over the term of the Notes from May 30, 2008 to September 17, 2008.

For the year ended December 31, 2008, the amortization of discount on the Notes was US$7,200, the interest on the Notes was US$720, and the amortisation of issuance costs was US$349, all of which were included in interest expense. The Note Warrant liability was recorded at its fair value of US$1,618 as of December 31, 2008, with the change in fair value of US$482 recognized in the consolidated statement of income for the year ended December 31, 2008.

On September 17, 2008, one of the Notes investors converted its Notes with principal sum of US$2,000 and related accrued interest of US$120 into 1,042,995 Series C redeemable convertible preferred shares at a conversion price of US$2.104 per share. On the same date, the other Notes investor cancelled the Notes with principal sum of US10,000 plus accrued interest of US$600 and all the related conversion right in exchange for a new promissory note (the “New Note”) with principal sum of US$15,000. The New Note does not have a conversion right, bears interest at 12% per annum and matured on December 17, 2008. The related intrinsic value of the contingent beneficial conversion feature of US$1,182 at the extinguishment date (that is, September 17, 2008) was charged to additional paid-in capital. A loss on extinguishment of the Notes of US$3,218 was recognized in the consolidated statement of income for the year ended December 31, 2008.

The principal amount and accrued interest of the New Note was not repaid as of December 17, 2008 and the terms of the New Note were amended through a series of agreements between the New Note investor and the Company. As of December 31, 2008, the interest rate of the New Note remained at 12% per annum and the expiration date of the Note Warrants was extended to December 17, 2013. In connection with the issuance of the New Note, the Company agreed to pledge all of its equity interests (“Collateral”) in Jieli Consulting, Jieli Network, Great Talent and Ad-Icon (collectively as “Guarantors”) to guarantee the Company’s obligations owed to the New Note investor.

On March 12, 2009, the New Note remained unpaid and the New Note investor agreed with the Company (subject to certain conditions as discussed below) to extend the maturity date of the New Note to a New Maturity Date which is defined as the earlier of (i) the closing of a new equity financing by the Company; (ii) the closing of the Reverse Recapitalization pursuant to the Share Exchange Agreement; and (iii) the termination of the Share Exchange Agreement. Further, the effective date for the increase in Warrant Coverage by US$750 for each month that the New Note remains outstanding, pro-rated by reference to the principal sum of the New Note then outstanding after any partial repayment in proportion to the principal sum of the New Note of US$15,000, is postponed to the New Maturity Date while the interest rate of the New Note shall remain at 12% per annum until the New Maturity Date after which an interest rate of 20% per annum shall take effect.

In addition, the terms of the Note Warrants were amended such that (i) the Next Equity Financing shall also include the closing of an acquisition or merger of the Company; (ii) equity securities shall also include securities of the acquiring person in an acquisition; and (iii) the exercise price per share shall be equal to 80% of the price per share (on an as-if-converted basis) paid by the investors or the acquiring person. The Note Warrants shall be converted into a warrant to purchase ordinary shares of the Special Purpose Acquisition Company’s successor pursuant to the Share Exchange Agreement.

On March 28, 2009, the Company’s shareholders and board of directors resolved to amend the exercise price of Note Warrants from US$2.104 per share to US$0.44 per share as a result of the re-pricing of Series C redeemable convertible preferred shares (see note 9).

SearchMedia International Limited
Notes to Unaudited Condensed Consolidated Interim Financial Statements
(Amounts in thousands, except share data)
5.	Promissory notes and warrants (continued)

As discussed in Note 1(c), the Reverse Recapitalization was closed on October 30, 2009, and US$10,000 of the outstanding New Note was converted into ordinary shares of Ideation and the remaining outstanding balance of US$5,000 and all accrued and unpaid interest on the principal sum of US$15,000 as of the Closing Date shall be paid in cash to the investor of the New Note.

6.	Interest expense

	For the	For the
	six-month	six-month
	period ended	period ended
	June 30,	June 30,
	2008	2009
	US$	US$
Bank loan interest	34	20
Promissory Notes interest	371	1,159
Amortization of Convertible Notes issuance costs	36	—
Amortization of Convertible Notes discount	2,158	—

Total interest expense	2,599	1,179

7.	Income taxes

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on its income or capital gains. In addition, upon any payment of dividends by the Company, no withholding tax is imposed.

Peoples’ Republic of China

The Company’s subsidiaries and consolidated VIEs in the PRC are governed by the income tax law of the PRC and file separate income tax returns.

On March 16, 2008, the Fifth Plenary Session of the Tenth National People’s Congress passed the Corporate Income Tax Law of the PRC (“new tax law”) which became effective on January 1, 2008. According to the new tax law, the enterprise income tax rate for entities other than certain high-tech enterprises or small-scale enterprises that earn “small profit”, as defined in the new tax law, is 25%. In addition, from January 1, 2008, certain enterprises that were previously taxed at preferential rates are subject to a five-year transition period during which the income tax rate will gradually be increased to the unified rate of 25% (the “transition rates”). Accordingly, the income tax rate applicable to the assessable profits of Jieli Consulting and Jingli, is reduced from 33% to 25% effective January 1, 2008. The income tax rate applicable to the assessable profits of Sige, which was previously taxed on a Special Concessionary Tax Rate, is 25% effective January 1, 2008. The income tax transition rates applicable to the assessable profits of Dale, which previously was subject to a preferential tax rate of 15%, are 18%, 20%, 22%, 24%, and 25%, for the years ending December 31, 2008, 2009, 2010, 2011 and 2012 onwards, respectively. The entities acquired by Jingli in 2008 are subject to PRC enterprise income tax at 25% on their assessable profits.

Under the new tax law and related implementation rules, a withholding tax is applied on the gross amount of dividends received by the Company from its PRC subsidiaries and consolidated VIEs after January 1, 2008; however undistributed earnings prior to January 1, 2008 are exempted from withholding tax. The implementation rules provide that the withholding tax rate is 10% or the applicable rate specified in a tax treaty. The Company has not provided for income taxes on accumulated earnings of its PRC subsidiaries as of June 30, 2009 since these earnings are intended to be reinvested indefinitely in the PRC. It is not practicable to estimate the amount of additional taxes that might be payable on such undistributed earnings.

Hong Kong

Ad-Icon and Great Talent are subject to Hong Kong profits tax at a tax rate of 16.5% on their assessable profits for the six-month period ended June 30, 2008 and the six-month period ended June 30, 2009.

SearchMedia International Limited
Notes to Unaudited Condensed Consolidated Interim Financial Statements
(Amounts in thousands, except share data)
7.	Income taxes (continued)
Income tax expense consists of the following:

	For the	For the
	six-month	six-month
	period ended	period ended
	June 30,	June 30,
	2008	2009
	US $	US $
Current tax
- PRC	2,493	3,692
- HK	—	25

Deferred tax
- PRC	(344)	(349)
- HK	—	(18)

Total income tax expense	2,149	3,350

The actual income tax expense reported in the consolidated statements of income differs from the expected income tax expense computed by applying the PRC statutory tax rate of 25% for the six-month period ended June 30, 2008 and the six-month period ended June 30, 2009, respectively to income before income taxes as a result of the following:

	For the	For the
	six-month	six-month
	period ended	period ended
	June 30,	June 30,
	2008	2009
	US$	US$
Computed expected tax expense	1,039	3,059
Effect of differential tax rate on income of Dale	(21)	—
Effect of differential tax rate on income of Ad-Icon	—	(13)
Effect of non-PRC entity (the Company) not subject to income tax	881	304
Non-deductible expenses (Note (i))	197	—
Change in valuation allowance	53	—

Actual income tax expense	2,149	3,350

Note (i): Non-deductible expenses primarily represent entertainment expenses in excess of statutory deductible limits for tax purpose.
The tax effects of the Group’s temporary differences that give rise to significant portions of the deferred tax assets and liabilities are as follows:

	December 31,	June 30,
	2008	2009
	US$	US$
Deferred tax assets:
Non-current
-Tax loss carryforwards of a subsidiary	61	61
Current
-Allowance for doubtful accounts	311	336
-Accrued expenses	269	269

Total gross deferred tax assets	641	666

Valuation allowance	(61)	(61)

Deferred tax assets	580	605

Deferred tax liabilities – non-current:
Intangible assets	(1,297)	(924)

Net deferred tax liability	(717)	(319)

SearchMedia International Limited
Notes to Unaudited Condensed Consolidated Interim Financial Statements
(Amounts in thousands, except share data)
7.	Income taxes (continued)

The realization of the future tax benefits of a deferred tax asset is dependent on future taxable income against which such tax benefits can be applied or utilized and the consideration of the scheduled reversal of deferred tax liabilities and any available tax planning strategies. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. All available evidence must be considered in the determination of whether sufficient future taxable income will exist since the ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible and tax loss carryforwards are utilized. Such evidence includes, but is not limited to, the financial performance of the entities, the market environment in which these entities operate and the length of relevant carryover periods. Sufficient negative evidence, such as cumulative net losses during a three-year period that includes the current year and the prior two years, may require that a valuation allowance be established against the deferred tax assets. Based on Jieli Consulting’s historical operating results and Jieli Consulting’s limited history to reasonably project its future taxable income over the periods during which the tax loss can be utilized, management believes that it is more likely than not that Jieli Consulting will not realize the benefits of the tax loss carryforwards and therefore a full valuation allowance has been provided against its deferred tax asset as of December 31, 2008 and June 30, 2009.

8.	Related party transactions and balances

(a)	Related party transactions

In the ordinary course of business, the Group enters into certain transactions with its related parties. Management believes that these related party transactions were conducted at normal commercial terms. For the periods presented, material related party transactions are summarized as follows:

		For the	For the
		six-month	six-month
		period ended	period ended
		June 30,	June 30,
		2008	2009
	Note	US$	US$
Revenue from provision of advertising services	(i )	1,288	3,005
Expenses for leases of advertising space	(ii)	1,463	1,833

Note:

(i)	Represents amounts received / receivable from affiliated companies of certain companies acquired by Jingli (see note 2) for provision of advertising services to these affiliated entities. The transactions are conducted on terms comparable to the terms of transactions with third parties.

(ii)	Represents amounts paid / payable to affiliated companies of certain companies acquired by Jingli (see note 2) for leases of advertising spaces from these affiliated entities. The transactions are conducted on terms comparable to the terms of transactions with third parties.

SearchMedia International Limited
Notes to Unaudited Condensed Consolidated Interim Financial Statements
(Amounts in thousands, except share data)
8.	Related party transactions and balances (continued)

(b)	Amounts due from / to related parties are analyzed as follows:

		December 31,	June 30,
		2008	2009
	Note	US$	US$
Customer payments collected on behalf of the Group	(i)	7,418	7,990
Receivables for provision of advertising services	(ii)	3,738	5,281
Advances to affiliated companies	(iii)	337	683

Due from related parties		11,493	13,954

Operating expenses paid on behalf of the Group	(iv)	227	278
Payables for the lease of advertising spaces	(v)	490	194

Due to related parties		717	472

Note:

(i)	Represents customer payments collected by the Company’s shareholders and senior management personnel of Jingli’s acquired subsidiaries on behalf of the Group companies which had not been remitted to the Group companies as of the balance sheet date. During the six-month period ended June 30, 2009, certain customers remitted cash to individual shareholders of the Company and senior management personnel of certain subsidiaries of the Company to settle the amounts they owed to the Group. The amounts received by the shareholders and the senior management personnel are repaid back to the Group on a periodic basis and the balance as of June 30, 2009 is expected to be repaid to the Group within 12 months.

(ii)	Represents amount receivable from affiliated companies of certain companies acquired by Jingli (see note 2) for advertising services provided by the Group to these entities as described in note 8 a(i) above. These amounts are repayable in accordance with normal payment terms with other unrelated customers.

(iii)	Represents the advances made by the Group to the senior management personnel of certain companies acquired by Jingli (see note 2). The amounts are interest free and are expected to be settled within 12 months from the balance sheet date and are secured by the contingent purchase price payable of certain companies acquired by Jingli (see note 2) to the previous owners of the acquired companies.

(iv)	Represents operating expenses paid by the senior management personnel of certain companies acquired by Jingli (see note 2) on behalf of the Group. The amounts are interest free, unsecured and have no fixed terms of repayment. The balance as of June 30, 2009 is expected to be settled to the senior management personnel within 12 months.

(v)	Represents operating lease payments payable to affiliated companies of certain companies acquired by Jingli (see note 2) for leases of advertising space as described in note 8 a(ii) above. The amounts are repayable in accordance with normal payment terms with other unrelated advertising space suppliers.
9.	Series C Redeemable Convertible Preferred Shares

On March 28, 2009, in contemplation of entering into a reverse recapitalization transaction with a Special Purpose Acquisition Company, the Company’s shareholders and board of directors resolved to amend the effective conversion price of the Series C redeemable convertible preferred shares from US$2.63 per share to US$0.55 per share. The re-pricing was necessary for the holders of the Series C redeemable convertible preferred shares, which carry certain anti-dilution provisions and preferred liquidation rights, to support the contemplated transaction. As a result of the amendment of the effective conversion price of Series C redeemable convertible preferred shares, the Company issued additional 18,323,955 Series C redeemable convertible preferred shares to the existing holders of Series C redeemable convertible preferred shares. The change in conversion price does not have any impact on the consolidated financial statements since the new conversion price remains higher than the fair value of the Company’s ordinary shares as of the commitment date of the Series C redeemable convertible preferred shares.

SearchMedia International Limited
Notes to Unaudited Condensed Consolidated Interim Financial Statements
(Amounts in thousands, except share data)
10.	Share-based payments

Effective on January 1, 2008, the board of directors and shareholders of the Company approved and adopted the 2008 Share Inventive Plan (the “Share Incentive Plan”) which provides for the granting of share options and restricted share units to the eligible employees of the Group to subscribe for ordinary shares of the Company.

(a)	Share options

The terms and conditions of the outstanding share options as of June 30, 2009 are as follows:

	No. of							Expected
	options	Grant-date fair value		Aggregate		Expected	Expected	dividend	Risk-free
Grant date	granted	per option		fair value		life (years)	volatility	yield	interest rate
January 2008	4,880,000	US$	0.08 to US$0.43	US$	1,792	7.7 to 10.0	44.69%	0%	5.31%
February 2008	40,000	US$	0.15	US$	6	8.0	58.75%	0%	5.02%
April 2008	3,020,000	US$	0.12 to US$0.39	US$	746	6.5 to 10.0	59.63%	0%	5.27%
July 2008	900,000	US$	0.12	US$	110	8.3 to 8.5	57.77%	0%	5.59%
The Company determined the estimated grant-date fair value of share options based on the Binomial Tree option-pricing model.
The Company has accounted for these options in accordance with SFAS No. 123(revised) “Share-based payment” (“SFAS No. 123R”) by measuring compensation cost based on the grant-date fair value and recognizing the cost over the period during which an employee is required to provide service in exchange for the award. The amount of compensation cost recognized for these share options was US$350 for the six-month period ended June 30, 2009, of which US$17, US$20 and US$313 was allocated to cost of revenues, sales and marketing expenses and general and administrative expenses respectively. As of June 30, 2009, unrecognized share-based compensation cost in respect of granted share options amounted to US$655.
The option activity during the six months period ended June 30, 2009 were as follows:

		Weighted average	Weighted average
		exercise price per	remaining
	Number of options	share	contractual term
Balance as of January 1, 2008	8,840,000	US$0.79	8.6 years
Forfeited during the year	2,095,000	US$0.40	8.6 years

Balance as of December 31, 2008	6,745,000	US$0.91	8.7 years

None of the outstanding options as of June 30, 2009 was exercisable.

(b)	Restricted share units

In January 2008, February 2008 and April 2008, the Company granted restricted share units to certain senior management personnel of the Group under the Share Incentive Plan. The number of restricted share units to which each grantee will receive and the vesting of such units is contingent upon achievement of certain performance goals. The restricted share units contingently vest over a period of 30 months and have a contractual life of 10 years from the date of grant.

Since management believe achievement of the performance goals is probable, the Group recognized compensation cost for these restricted share units of US$350 for the six-month period ended June 30, 2009, all of which was included in general and administrative expenses. The fair value of the restricted share units was estimated using the Asian option-pricing model and assumes that the performance goals will be achieved. If the performance goals are not met, no compensation cost is recognized and any recognized compensation cost will be reversed. The assumptions used in estimating the fair value of the restricted share units are the same as those related to valuation of share options set out in note 10(a).

There is no restricted share unit activity during the six-month period ended June 30, 2009

SearchMedia International Limited
Notes to Unaudited Condensed Consolidated Interim Financial Statements
(Amounts in thousands, except share data)
10.	Share-based payments (continued)

As of June 30, 2009, unrecognized share-based compensation cost in respect of granted restricted share units amounted to US$395, which is expected to be recognized over a weighted average period of 11 months.

11.	Commitments and contingencies

(a)	Operating lease commitments

The Group leases space inside elevators, light boxes and billboards to display the content of its customers’ advertisements, and office premises under operating lease arrangements. These operating leases do not contain provisions for contingent rentals.

Rental expenses under operating leases were allocated to the following expense items:

	For the	For the
	six-month	six-month
	period ended	period ended
	June 30,	June 30,
	2008	2009
	US$	US$
Cost of revenues	14,091	20,819
General and administrative expenses	732	883

Total rental expenses	14,823	21,702

As of June 30, 2009, future minimum rental payments under non-cancellable operating leases having initial or remaining lease terms of more than one year are as follows:

US$
July to December 2009	15,580
2010	13,885
2011	7,291
2012	5,126
Thereafter	3,357

45,239

(b)	Capital commitments

As of June 30, 2009, the Group had contractual commitments of US$903 for purchase of advertising display equipment.

12.	Fair value of financial instruments

The fair value of the Group’s financial assets and liabilities approximate their carrying amount because of the short-term maturity of these instruments.

SearchMedia International Limited
Notes to Unaudited Condensed Consolidated Interim Financial Statements
(Amounts in thousands, except share data)
13.	Subsequent events

(a)	Approve Acquisition of SearchMedia International Limted by Ideation Acquisition Corporation Stockholders

On October 30, 2009, the Company was acquired by Ideation, as part of a reverse recapitalization transaction pursuant to the Share Exchange Agreement executed on March 31, 2009. Ideation shareholders representing 82.9% of Ideation’s outstanding shares voted to approve the transaction, with fewer than 0.4% of the shares issued in Ideation’s initial public offering electing to convert their shares into cash. Following the consummation of this transaction, the Company is now a 100%-owned subsidiary of Ideation, which has been renamed SearchMedia Holdings Limited, whose common stock, units and warrants trade on the NYSE Amex under the ticker symbols IDI, IDI.U, and IDI.WS, respectively.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
     The following unaudited pro forma condensed financial statements give effect to the transactions described in share exchange agreement dated March 31, 2009, as amended respectively on May 27, 2009, September 8, 2009, September 22, 2009 and October 30, 2009 (the “Transaction”), based on the assumptions and adjustments set forth in the accompanying notes.
     The unaudited pro forma condensed balance sheet as of September 30, 2009 is derived from the historical unaudited balance sheets of Ideation as of September 30, 2009 and SearchMedia as of June 30, 2009, giving effect to the Transaction, which is being accounted for as a reverse recapitalization as if it had occurred on September 30, 2009.
     The following unaudited pro forma condensed statement of income for the nine months ended September 30, 2009 is derived from the historical unaudited statement of operations of Ideation for the nine months ended September 30, 2009 and the historical unaudited statement of income of SearchMedia for the nine months ended June 30 2009 giving effect to the Transaction as if it had occurred on January 1, 2009. The following unaudited pro forma condensed statement of income for the fiscal year ended December 31, 2008 is derived from the respective historical audited statements of income of Ideation and SearchMedia for the fiscal year ended December 31, 2008, giving effect to the Transaction as if it had occurred on January 1, 2008. The historical balance sheet for SearchMedia as of June 30 2009 and the historical statement of income of SearchMedia for the nine months ended June 30, 2009 have not been audited or reviewed by an independent registered public accounting firm.
     The Transaction is accounted for as a reverse recapitalization because it fails to meet the criteria to be considered as a business combination described in Statement of Financial Accounting Standards (“SFAS”) No. 141(R), “Business Combinations” (“SFAS 141R”), which is effective for periods beginning after December 15, 2008. Pursuant to SFAS 141R, SearchMedia is considered to be the accounting acquirer because it will obtain control of Ideation as a result of the Transaction. The determination was primarily based on SearchMedia comprising the ongoing operations of the combined entity, the senior management of the combined company and retaining equal voting rights in the combined entity’s board of directors. However, because Ideation, the accounting acquiree, does not meet the definition of a business provided in SFAS 141R, the recognition and measurement provisions of SFAS 141R do not apply. The share exchange transaction utilizes the capital structure of Ideation and the assets and liabilities of SearchMedia are recorded at historical cost. Although SearchMedia will be deemed to be the acquiring company for accounting and financial reporting purposes, the legal status of Ideation as the surviving corporation will not change.
     ID Cayman were to issue 6,583,149 shares of Ideation’s common stock to exchange the outstanding ordinary and preferred shares of SearchMedia and issue 1,712,874 shares to certain promissory notes holders of SearchMedia. In addition, ID Cayman shall issue a maximum of 10,150,352 Earn-Out Shares (as defined in the share exchange agreement) to the SearchMedia shareholders based on the combined entity’s FY2009 Adjusted Net Income and warrantholders, will receive Earn-Out Shares if the combined entity’s FY2009 Adjusted Net Income (as defined in the share exchange agreement) exceeds $25.7 million. The final number of Earn-Out Shares to be issued is calculated in accordance with the formula set forth below. If FY2009 Adjusted Net Income equals or exceeds $38.4 million, FY2009 Adjusted Net Income shall be deemed to be equal to $38.4 million for purposes of such formula.

Earn-out Shares =	(FY2009 Adjusted Net Income – $25.7 million)	×	10,150,352 Shares
$12.7 million
     The effect of the potential issuance of the Earn-Out Shares to SearchMedia shareholders and warrantholders is not reflected in these pro forma financial statements as the probability of achieving the aforementioned performance target could not be reasonably assessed.

     The Transaction was closed on October 30, 2009. Ideation shareholders representing 82.9% of Ideation’s outstanding shares voted to approve the transaction, with fewer than 0.4% of the shares issued in Ideation’s initial public offering electing to convert their shares into cash. The following unaudited pro forma condensed financial statements have been prepared based on the actual conversion by the Ideation shareholders.
     We are providing this information to aid you in your analysis of the financial aspects of the Transaction. The unaudited pro forma condensed financial statements described above should be read in conjunction with the historical financial statements of SearchMedia and Ideation and the related notes thereto included or incorporated by reference in this report. The unaudited pro forma financial information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the Transaction taken place on the dates indicated, or the future financial position or operating results of the combined entity.
     The historical financial information has been adjusted to give pro forma effect to events that are directly attributable to the Transaction, are factually supportable and, in the case of the pro forma income statements, have a recurring impact.

Ideation Acquisition Corp.
Unaudited Pro Forma Condensed Balance Sheet
As of September 30, 2009
(US dollars in thousands)

	Ideation	SearchMedia
	historical	historical	Actual Conversion
	September 30,	June 30,	Pro Forma		Pro Forma
	2009	2009	Adjustments	Note	Combined
ASSETS

Current assets:
Cash and cash equivalents	42	4,366	78,815	(a )	62,964
			(2,730)	(c2)
			(296)	(d1)
			(7)	(d2)
			(12,200)	(f1)
			(5,000)	(i )
			(26)	(g2)
Accounts receivable, net		43,964			43,964
Amounts due from related parties		13,954			13,954
Prepaid expenses and other current assets	137	17,926	(2,259)	(f2)	15,804
Deferred tax assets		605			605
Total current assets	179	80,815			137,291
Other asset, cash and cash equivalents held in trust	78,815	—	(78,815)	(a )	—
Rental deposits		14			14
Property and equipment, net		6,469			6,469
Deposits for acquisitions		—			—
Intangible assets, net		3,745			3,745
Goodwill		67,387			67,387
Deferred tax assets	453	—			453
Total assets	79,447	158,430			215,359

Current liabilities:

Short-term borrowings		5,862	(3,500)	(g1)	2,362
Promissory notes		15,000	(5,000)	(i )	—
			(10,000)	(b1)

Accounts payable		8,171			8,171
Accrued expenses and other payable	2,235	18,357	(1,875)	(e1)	14,537
			(1,959)	(f2)
			(2,195)	(f2)
			(26)	(g2)
Acquisition consideration payable		42,889			42,889
Amounts due to related parties		472			472
Deferred revenue		1,166			1,166
Income taxes payable	2	13,258			13,260
Total current liabilities	2,237	105,175			84,257

Long-term liability:
Deferred tax liabilities		924			924
Deferred underwriters’ fee	2,730		(2,730)	(c2)	—
Total liabilities	4,967	106,099			83,781
See Notes to Unaudited Pro Forma Adjustments

Ideation Acquisition Corp.
Unaudited Pro Forma Condensed Balance Sheet
As of September 30, 2009
(US dollars in thousands)

	Ideation	SearchMedia
	historical	historical	Actual Conversion
	September 30,	June 30,	Pro Forma		Pro Forma
	2009	2009	Adjustments	Note	Combined
Redeemable common stock
Ideation — Common stock subject to possible redemption (9,222,100 shares at September 30, 2009 at redemption value of $7.88 per share)	23,640	—	(23,640)	(c1)	—
SearchMedia — Series B redeemable convertible preferred shares; US$0.0001 par value; 36,363,635 shares authorized, issued and outstanding as of June 30, 2009, respectively (Redemption value US$32,364)	—	27,980	(27,980)	(b1)	—
Series C redeemable convertible preferred shares; US$0.0001 par value; 40,000,000 shares authorized, 23,169,231 shares issued and outstanding as of June 30, 2009 (Redemption value US$13,975)	—	13,975	(13,975)	(b1)	—

Commitments and contingencies

Stockholders’ equity:
Ideation — Preferred Stock, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding at September 30, 2009	—	—			—
Ideation — Common Stock, $0.0001 par value, 50,000,000 shares authorized, 12,500,000 shares issued and outstanding including 9,222,100 shares subject to possible redemption, at September 30, 2009	1	—	(1)	(b3)	—
SearchMedia — Series A convertible preferred shares; US$0.0001 par value; 20,000,000 shares authorized, 10,000,000 shares issued and outstanding as of June 30, 2009	—	722	(722)	(b1)	—
SearchMedia — Ordinary shares: US$0.0001 par value; 443,636,365 shares authorized, 32,119,500 shares issued and outstanding as of June 30, 2009	—	3	(3)	(b1)	—
ID Cayman ordinary shares			1	(b3)	2
			1	(b1)

Additional paid-in capital	52,596	2,783	52,679	(b1)	124,708
			(1,757)	(b2)
			23,640	(c1)
			(296)	(d1)
			(7)	(d2)
			1,575	(e1)
			(12,200)	(f1)
			2,195	(f2)
			3,500	(g1)
Income accumulated during the development stage	(1,757)	—	1,757	(b2)	—
Accumulated other comprehensive income	—	2,102			2,102
Retained earnings	—	4,766			4,766
Total stockholders’ equity	50,840	10,376			131,578

Total liabilities and stockholders’ equity	79,447	158,430			215,359
See Notes to Unaudited Pro Forma Adjustments

Ideation Acquisition Corp.
Unaudited Pro Forma Condensed Statement of Income
For the Fiscal Year Ended December 31, 2008
(US dollars in thousands)

			Actual Conversion
	Ideation	SearchMedia	Pro Forma		Pro Forma
	historical	historical	Adjustments	Note	Combined
Net revenues		88,637			88,637
Cost of revenues		(46,674)			(46,674)
Gross profit		41,963			41,963
Selling and distribution expenses		(7,397)			(7,397)
General and administrative expenses	(1,282)	(11,727)			(13,009)

Income (loss) from operations	(1,282)	22,839			21,557
Interest expense		(8,922)	8,887	(e2)	(35)
Interest income	1,616	131			1,747
Decrease in fair value of note warrant liability		482	(482)	(e2)	—
Loss on extinguishment of the Notes		(3,218)	3,218	(e3)
Foreign currency exchange loss, net		(167)			(167)

Income before income taxes	334	11,145			23,102

Income tax expense	(99)	(6,802)			(6,901)

Net income	235	4,343			16,201
Net income per share — basic
Net income per share — diluted					0.80
					0.67
Weighted average share — basic					20,314,289
Weighted average share — diluted					24,069,348
See Notes to Unaudited Pro Forma Adjustments

Ideation Acquisition Corp.
Unaudited Pro Forma Condensed Statement of Income
For the Nine Months Ended September 30, 2009
(US dollars in thousands)

	Ideation	SearchMedia
	Nine months ended	Nine months ended	Actual Conversion
	September 30,	June 30,	Pro Forma		Pro Forma
	2009	2009	Adjustments	Note	Combined
Net revenues		75,719			75,719
Cost of revenues		(38,444)			(38,444)
Gross profit		37,275			37,275
Selling and distribution expenses		(4,685)			(4,685)
General and administrative expenses	(2,212)	(9,433)			(11,645)

Income (loss) from operations	(2,212)	23,157			20,945
Interest expense		(1,828)	1,505	(e2)	(323)
Interest income	49	—			49
Decrease in fair value of note warrant liability		195	(195)	(e2)	—
Loss on extinguishment of the Notes
Foreign currency exchange loss, net

Income before income taxes	(2,163)	21,524			20,671

Income tax expense	27	(6,768)			(6,741)

Net income	(2,136)	14,756			13,930
Net income per share — basic					0.67
Net income per share — diluted					0.57

Weighted average share — basic					20,758,368
Weighted average share — diluted					24,534,291
See Notes to Unaudited Pro Forma Adjustments

NOTES TO UNAUDITED PRO FORMA ADJUSTMENTS
(a)	To record release of funds held in trust by Ideation to operating cash account upon consummation of the Transaction.

(b)	(b1) To record the issuance of 8,296,023 common stock of ID Cayman in exchange of outstanding SearchMedia ordinary shares, preferred shares, and promissory notes; (b2) To eliminate the retained earnings of Ideation as SearchMedia will be the continuing entity for accounting purposes; (b3) To reclassify Ideation common stock to ID Cayman ordinary shares.

(c)	(c1) To reclassify amounts relating to common stock subject to conversion to permanent equity; (c2) To record payment of deferred underwriting fee upon consummation of the Transaction.

(d)	(d1) To record actual payment to dissenting shareholders based on common stock subject to conversion at US$7.8815 per share; (d2) To record payment of accrued interest on cash held in trust to dissenting shareholders.

(e)	(e1) To reflect exchange of SearchMedia liability-classified warrants with ID Cayman warrants which by nature is equity-classified; (e2) To adjust for the interest expense and fair value change related to SearchMedia’s liability-classified warrants; (e3) To adjust for the loss on extinguishment of the SearchMedia convertible notes.

(f)	(f1) To record payment of the recapitalization transaction costs, up to US$12.2 million including accountant, attorney, consulting and advisory fees and expenses incurred with respect to the printing, filing and mailing of the proxy statement/prospectus (including any related preliminary materials) and the Form S-4 Registration Statement and any amendments or supplements thereto; (f2) To adjust for elimination of deferred cost and accrued expense of the transaction costs.

(g)	(g1) To record conversion of US$3.5 million promissory notes, issued to a third party investor, an existing Series A preferred shareholder and certain management personnel of SearchMedia in March 2009 as described in the “Contractual Obligation” section, into 444,079 ID Cayman ordinary shares upon the consummation of the Transaction; (g2) To record the cash payment of interest on the US$3.5 million promissory notes which is accrued from March 18 and March 19, 2009 (as applicable) to the closing date of the Transaction at the rate of 12% per annum.

(h)	Pro forma basic and diluted net income per share was calculated by dividing the pro forma net income by the weighted average number of shares outstanding as follows:

	Fiscal Year Ended	Nine months ended
	December 31, 2008	September 30, 2009
	Actual	Actual
	Conversion	Conversion
Shares issued in the Transaction	7,851,944	8,296,023
Ideation weighted average shares	12,462,345	12,462,345

Basic shares	20,314,289	20,758,368

SearchMedia options and restricted shares*	191,822	191,822
Warrants **	3,563,237	3,584,101

Diluted shares	24,069,348	24,534,291

*	The underwriters purchase option for Ideation’s common stock is anti-dilutive and is not included in the computation of pro forma diluted earnings per share. The phrase restricted share awards includes both restricted shares and restricted share units.

**	The warrants include incremental shares of 2,960,173 from potential exercise of ID Cayman warrants converted from Ideation warrants (12,400,000 warrants); incremental shares of 603,064 from potential exercise of ID Cayman warrants converted from SearchMedia warrants (1,489,334 warrants) upon the Transaction; and incremental shares of 20,864 from potential exercise of ID Cayman warrants converted from SearchMedia promissory notes warrant (29,852 warrants)
(i)	To reflect cash settlement of US$ 5 million of the Linden promissory notes. The pro forma adjustment has not reflected the payment of interest on the US$15 million Linden promissory notes which is accrued from September 17, 2008 to the closing date of the Transaction at the rate of 12% per annum.

(j)	As discussed in the introduction to the pro forma financial statements, no pro forma adjustment has been made for the effect, if any, relating to the potential issuance of Earn-out Shares to SearchMedia shareholders and warrantholders if certain performance targets are achieved. Also, no pro forma adjustment has been made for the effect, if any, relating to the alternative settlement method for the SearchMedia promissory notes if circumstances described in this document occur.

EXHIBIT INDEX

Exhibit No.	Description
2.5	Fourth Amendment to Agreement and Plan of Merger, Conversion and Share Exchange, dated as of October 30, 2009, by and among the registrant, Ideation Acquisition Corp., Earl Yen, Tommy Cheung, Stephen Lau and Qinying Liu.

3.3	Memorandum and Articles of Association of SearchMedia Holdings Limited upon completion of redomestication.

10.13	SearchMedia Holdings Limited Amended and Restated 2008 Share Incentive Plan.*

99.2	Press release dated November 2, 2009.

*	This Exhibit is a management contract or compensatory plan or arrangement.